                                                                     Exhibit 4.3

                                   PRIMACOM AG
                                   as Borrower

                                       and

                            PRIMACOM MANAGEMENT GmbH
                                  as Guarantor

                                       and

                                 J.P. MORGAN PLC
                                BARCLAYS CAPITAL
                         DRESDNER BANK AG, LONDON BRANCH
                     LEHMAN BROTHERS INTERNATIONAL (EUROPE)
                             T D BANK EUROPE LIMITED
                                  as Arrangers

                                       and

                           J.P. MORGAN EUROPE LIMITED
                          as Agent and Security Trustee

                                       and

                                     OTHERS

                 ------------------------------------------------

                                 EURO 375,000,000
                        SECOND SECURED FACILITY AGREEMENT

                 ------------------------------------------------

                                    CONTENTS

CLAUSE                                                                               PAGE
1.  Interpretation                                                                      1
2.  The Facilities                                                                     20
3.  Purpose                                                                            20
4.  Conditions Precedent                                                               20
5.  Nature Of Banks' And Borrower's Obligations                                        21
6.  Utilisation Of The Facility                                                        22
7.  Interest                                                                           22
8.  Shareholder Approval And Share Conversion                                          23
9.  Repayment                                                                          24
10. Voluntary Prepayment                                                               24
11. Mandatory Prepayment                                                               25
12. Taxes                                                                              27
13. Tax Receipts                                                                       28
14. Increased Costs                                                                    29
15. Illegality                                                                         30
16. Mitigation                                                                         31
17. Representations                                                                    31
18. Information                                                                        36
19. Financial Condition                                                                38
20. Covenants                                                                          43
21. Events Of Default                                                                  54
22. Default Interest And Indemnity                                                     57
23. Currency Of Account And Payment                                                    59
24. Payments                                                                           60
25. Set-Off                                                                            62
26. Redistribution Of Payments                                                         62
27. Fees                                                                               63
28. Costs And Expenses                                                                 63
29. Guarantee                                                                          64
30. Preservation Of Rights                                                             65
31. The Agent, The Arrangers And The Banks                                             67
32. Benefit Of Agreement                                                               71

33. Assignments And Transfers By The Obligors                                          71
34. Assignments And Transfers By Banks                                                 71
35. Disclosure Of Information                                                          73
36. Sub-Participation                                                                  73
37. Calculations And Evidence Of Debt                                                  73
38. Remedies And Waivers                                                               74
39. Partial Invalidity                                                                 74
40. Notices                                                                            74
41. Counterparts                                                                       75
42. Group Structure Changes And Permissions                                            76
43. Amendments, Consents                                                               76
44. Law                                                                                77
45. Jurisdiction                                                                       77

SCHEDULE 1 THE BANKS                                                                   79

SCHEDULE 2 FORM OF TRANSFER CERTIFICATE                                                80

SCHEDULE 3 CONDITION PRECEDENT DOCUMENTS                                               83

SCHEDULE 4 NOTICE OF DRAWDOWN AND SELECTION NOTICE                                     85

SCHEDULE 5 FORM OF COMPLIANCE CERTIFICATE                                              87

SCHEDULE 6 QUARTERLY SUBSCRIBER CERTIFICATE                                            89

THIS AGREEMENT is dated 25 March 2002 and made

BETWEEN

(1)    PRIMACOM AG as borrower (the "BORROWER");

(2)    PRIMACOM MANAGEMENT GmbH as guarantor (the "GUARANTOR" or "PMG");

(3) J.P. MORGAN PLC, BARCLAYS CAPITAL, DRESDNER BANK AG, LONDON BRANCH, LEHMAN BROTHERS INTERNATIONAL (EUROPE) AND T D BANK EUROPE LIMITED as arrangers (the "ARRANGERS");

(4) J.P. MORGAN EUROPE LIMITED as agent (the "AGENT") and as security trustee (the "SECURITY TRUSTEE"); and

(5)    THE FINANCIAL INSTITUTIONS named in Schedule 1.

NOW IT IS HEREBY AGREED as follows:

1.     INTERPRETATION

1.1    IN THIS AGREEMENT:

       "ACCOUNT PLEDGE" means an account pledge agreement over the Charged Account;

       "ACQUISITION" means any acquisition, whether by way of share or asset purchase by members of the Group of any entity which engages in, or any business which relates to, the provision of Broadband Services;

       "AMENDMENT DATE" has the meaning given to that term in the Co-ordination Agreement;

       "ANNUALISED EBITDA" means, at any time, Consolidated EBITDA for the most recently ended Quarterly Period, multiplied by four (as adjusted to reflect any Acquisitions and Asset Disposals during such Quarterly Period);

       "APPROVED TARGET" means any entity or business which is located in Germany or the Netherlands or any other jurisdiction acceptable to an Instructing Group and, in each case, whose principal activities are related to the provision of Broadband Services;

       "ASSET DISPOSAL" means any disposal of any assets by any member of the Group after the date of this Agreement other than any disposal of assets permitted in accordance with paragraphs (b), (d) and (e) of sub-clause
       20.2.5 of Clause 20.2 (NEGATIVE COVENANTS);

       "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending 14 days thereafter;

       "AVAILABLE COMMITMENT" means, in relation to a Bank at any time and, save as otherwise provided herein, such Bank's Commitment at such time less the amount of that Bank's participation in the Loan outstanding hereunder;

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       "BANK" means any bank or financial institution:

       (a)       named in Schedule 1 (THE BANKS); or

       (b) which has become a party hereto as a Bank in accordance with Clause 34.2 (ASSIGNMENTS BY BANKS) or Clause 34.3 (TRANSFERS BY BANKS),

       and which has not ceased to be a party hereto in accordance with the terms hereof;

       "BENEFICIARIES" means the Security Trustee, the Agent, the Arrangers and the Banks;

       "BORROWER DEBT" means any indebtedness for borrowed money of the Borrower other than indebtedness arising under this Facility or the Senior Notes but including, without limitation, the Take-out Debt;

       "BROADBAND SERVICES" means cable television services, internet and other broadband telecommunications services (including (without limitation) voice telephony services);

       "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks generally are open for business in London and (in relation to any date for payment or purchase of a sum denominated in EURO) any TARGET Day;

       "BUSINESS PLAN" means the Original Business Plan, or at any time after the consolidated business plan of the Financial Group is delivered pursuant to sub-clause 18.1.3 of Clause 18.1 (FINANCIAL STATEMENTS), the most recent consolidated business plan delivered pursuant thereto;

       "CAPITAL EXPENDITURE" means any expenditure (including any obligation in respect of the capital element of any finance lease or capital lease) for the acquisition of equipment, fixed assets, real property, intangible assets and other assets of a capital nature, or for the replacements or substitutions therefor or additions or improvements thereto, that in any such case have a useful life of more than one year together with costs incurred in connection therewith;

       "CHARGED ACCOUNT" means an interest bearing account with the Security Trustee in the name of the Borrower, which is pledged in favour of the Banks pursuant to an Account Pledge;

       "CLOSING DATE" means the date of this Agreement;

       "COMMITMENT" means in relation to a Bank at any time and save as otherwise provided herein, the amount in EURO set opposite its name in
       Schedule 1 (THE BANKS);

       "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (FORM OF COMPLIANCE CERTIFICATE);

       "CONSIDERATION" means, at any time, the value of cash or cash equivalent assets actually paid or to be paid by any member of the Group in respect of any Acquisition (including any escrow deposits), together with all indebtedness and liabilities to any person, including any contingent payments (whether related to future earnings, operations or otherwise) payable in the future (determined in accordance with the reasonable estimate

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       of the Borrower, which estimate shall be agreed by the Instructing Group
       (such agreement not to be unreasonably withheld or delayed)), plus any incidental or consequential costs (including any redundancy payments, restructuring expenses or any other rationalisation costs and whether accounted for as a capitalised expense or through the raising of a provision) likely to be incurred by the Group arising in connection with or as a result of the Acquisition as notified to the Agent by the Borrower (if such costs exceed 1 per cent. of the Consideration);

       "CONSOLIDATED EBITDA" means, at any time and in respect of any Quarterly Period, the EBITDA of the Financial Group;

       "CONTINGENT VALUE RIGHT AGREEMENT" means the agreement, in the form of Exhibit B to the Existing Facility, dated as of September 18, 2000 as amended and restated from time to time and made between PrimaCom AG and Chase Securities INC.

       "CO-ORDINATION AGREEMENT" means the agreement dated on or about the date of this Agreement between PrimaCom AG, PMG and certain other members of the Group, the Agent, the Security Trustee, the Arrangers, the Banks, the Senior Agent, the Senior Security Trustee, the Senior Lead Arrangers, the Senior Lenders and JP Morgan AG as fronting bank and overdraft bank

       "CVRS" means the CVRs of the Borrower as defined in the Contingent Value Right Agreement;

       "DEFERRED CONSIDERATION" means any amounts paid or payable or which will be paid or payable as part of the Consideration for an Acquisition after the date of completion of the Acquisition;

       "DISPOSAL CONSIDERATION" means at any time, the value of cash or cash equivalent assets received by any member of the Group in respect of any Asset Disposal, together with all indebtedness and liabilities owing to any member of the Group which is repaid upon such disposal, any contingent payments (whether related to future earnings, operations or otherwise) payable in the future and which are actually receivable in cash or cash equivalent assets and, in the case of a disposal of shares, the value of any pre-completion dividends paid to any member of the Group by any company whose shares are the subject of an Asset Disposal which is effected as part of an arrangement for, or in contemplation of, a disposal of that company;

       "EBITDA" means, in relation to the Financial Group (or any part thereof), in respect of any period and as calculated in accordance with U.S. GAAP, Net Revenues of the Financial Group (or such part thereof) during such period less all operating expenses incurred during such period before the deduction of depreciation, amortisation, other non cash charges, extraordinary items, Interest Expense and taxation (in each case in respect of such period);

       "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union;

       "EMU LEGISLATION" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more Member Sates, being in part legislative measures to implement EMU;

       "ENVIRONMENTAL CLAIM" means any claim, notice of violation, prosecution, demand, action, official warning or other investigation pursuant to any Environmental Law;

       "ENVIRONMENTAL LAWS" includes all or any laws, statutes, regulations, treaties, and judgements of any governmental authority or agency or any regulatory body in any jurisdiction in which any member of the Group is formed or carries on business or of the European Community, relating to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants, and applicable to any member of the Group and/or the construction, installation and operation of cable television and telecommunications systems in the areas covered by the Licences and/or any other activities from time to time carried on by any member of the Group and/or the occupation or use of any property owned, leased or occupied by any member of the Group;

       "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law for the construction, installation and operation of cable television and telecommunications systems in the franchise areas and/or for any other activities from time to time carried on by any member of the Group;

       "EQUITY CONVERSION DATE" means 31 December 2004;

       "EVENT OF DEFAULT" means any of those events specified in Clause 21 (EVENTS OF DEFAULT);

       "EXCESS CASH FLOW" means, in relation to the Financial Group and for any Quarterly Period or financial year of the Financial Group, EBITDA of the Financial Group for such period less (a) Fixed Charges for such period and (b) EURO 1,000,000 (or EURO 250,000 if such period is a Quarterly Period);

       "EXISTING FACILITY AGREEMENT" means the EURO 375,000,000 working capital facility dated as of September 18, 2000 (as amended) entered into between PrimaCom AG, Chase Manhattan International Limited as administrative agent, Chase Manhattan PLC as arranger and the lenders specified therein, which will be cancelled on drawdown of the Facility as set out in the Co-ordination Agreement;

       "FACILITY" means the EURO 375,000,000 term loan facility granted by the Banks to the Borrower hereunder;

       "FACILITY AMOUNT" means, at any time, the aggregate amount of the Commitments of the Banks at such time;

       "FACILITY DOCUMENTS" means:

       (a)       this Agreement;

       (b)       the Second Security Documents;

       (c)       the Intercreditor Agreement;

       (d)       any Fee Letter;

       (e)       the Co-ordination Agreement;

       (f)       the Contingent Value Right Agreement;

       (g)       the Share Option Agreement; and

       (h) any other agreement, document, letter, deed, notice or certificate designated as such by the Agent and the Borrower, together with all amendments of, and supplements to, any of the foregoing, and "FACILITY DOCUMENT" shall be construed accordingly;

       "FACILITY OFFICE" means, in relation to the Agent, the office identified with its signature below and, in relation to any Bank, the office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or in each case such other office as it may from time to time select;

       "FEE LETTER" means any letter or letters dated on or about the date of this Agreement between the Arrangers and the Borrower (or the Agent and the Borrower) setting out any fees referred to in Clause 27 (FEES);

       "FINANCE LEASE" means any lease or hire purchase contract which would, in accordance with U.S. GAAP, be treated as a finance or capital lease;

       "FINANCIAL GROUP" means the Borrower and each of its subsidiaries from time to time;

       "FINAL MATURITY DATE" means 31 March 2010 (or if such day is not a Business Day, the next succeeding Business Day);

       "FINANCE PARTIES" means the Agent, the Arrangers, the Banks and the Security Trustee;

       "FIXED CHARGES" means in respect of any period the sum of Total Cash Interest Expense and Capital Expenditure, taxes and all scheduled payments of principal during that period (each calculated on a consolidated basis);

       "GERMANY" means the Federal Republic of Germany;

       "GROUP" means PMG and each of its subsidiaries from time to time;

       "GROUP STRUCTURE CHARTS" means the group structure charts delivered to the Agent pursuant to Clause 4 (CONDITIONS PRECEDENT) and described in paragraph 10 of Schedule 3 (CONDITIONS PRECEDENT DOCUMENTS);

       "HEDGE CONTRACT" means a contract between a bank or other financial institution and any member of the Financial Group relating to interest rate or currency swaps, caps, floors, collars, forward sale or purchase contracts, contracts for differences or any option transactions or any other treasury transactions or any other transaction entered into in connection with the management of risk related to indebtedness of the Financial Group;

       "INITIAL LOAN AMOUNT" means the principal amount of EURO 375,000,000;

       "INSTRUCTING GROUP" means:

       (a) whilst the Loan is not outstanding hereunder, a group of Banks whose Commitments amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than sixty per cent. (60%) of the aggregate of the Facility Amount; and

       (b) thereafter, a group of Banks to whom in aggregate more than sixty per cent. (60%) of the aggregate amount of the Loan is (or, immediately prior to repayment of such amounts, was then) owed;

       "INTELLECTUAL PROPERTY RIGHTS" means any patent, trade mark, service mark, registered design, trade name or copyright required to carry on the business of constructing, maintaining, using or operating cable television and telecommunications systems;

       "INTERCREDITOR AGREEMENT" means the intercreditor agreement dated on or about the date of this Agreement between, amongst others, the Borrower, PMG, the Agent, the Banks, the Security Trustee, the Senior Security Trustee, the Senior Agent, the Senior Lenders, the Fronting Bank and the Overdraft Bank;

       "INTEREST EXPENSE" means, in relation to any Quarterly Period, the aggregate of all interest (excluding capitalised interest) accrued (whether or not paid or payable) during such Quarterly Period in respect of indebtedness for borrowed money of members of the Financial Group (other than indebtedness owed by one member of the Financial Group to another member of the Financial Group);

       "INTEREST PAYMENT DATE" means, in relation to the Loan, the last day of an Interest Period, and if an Interest Period is more than six months, in addition, on the expiry of each period of six months during such Interest Period;

       "INTEREST PERIOD" means each period determined in accordance with Clause
       7.5 (SELECTION OF INTEREST PERIODS) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 22.1 (DEFAULT INTEREST PERIODS);

       "KPN CONTRACTS" means each of the broadcasting signal contracts between KPN Telecom B.V. and each of Multikabel and Communikabel N.V.;

       "LICENCES" means any public law permits for operation of Systems from RegTP or any other comparable national telecommunications regulatory authority (as applicable) in any relevant townships;

       "LOAN" means the loan made or to be made by the Banks under the Facility or the principal amount outstanding for the time being of that loan (including, without limitation, any interest that is capitalised pursuant to the terms of this Agreement);

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       "MATERIAL ADVERSE EFFECT" means a material adverse effect:

       (a) on the business or financial condition of the Financial Group taken as a whole; or

       (b) on the ability of the Borrower, any Obligor which is a Material Group Company or the Financial Group taken as a whole to comply with any of its or their respective obligations under the Facility Documents;

       "MATERIAL COMMERCIAL CONTRACTS" means the Material DT Contracts, the KPN Contracts and any other commercial agreements entered into by any member of the Group which are material to the business or prospects of the Group taken as a whole in terms of strategic commercial importance or revenue generation;

       "MATERIAL DT CONTRACTS" means such co-operation and delivery of signal contracts between any member of the Financial Group and Deutsche Telekom which, either individually or taken together, are material to the business (or the conduct thereof) of the Financial Group as a whole;

       "MATERIAL ENVIRONMENTAL CLAIM" means any Environmental Claim which, if successful, would be likely to have a Material Adverse Effect;

       "MATERIAL GROUP COMPANY" means any subsidiary of the Borrower or PMG which is:

       (a) a company, corporation or partnership which is a holding company of a Material Group Company;

       (b) a company, corporation or partnership whose Net Revenues or, in the case of a company which itself has subsidiaries, whose consolidated Net Revenues, exceed 5% of the consolidated Net Revenues of the Financial Group as calculated by reference to the latest quarterly financial statements (consolidated or unconsolidated, as the case may be) of such subsidiary and the Financial Group PROVIDED THAT:

                 (i) in the case of a subsidiary acquired after the end of the Quarterly Period to which the most recently delivered quarterly financial statements relate, the reference to the latest financial statements of the Financial Group for the purposes of the calculation above shall, until the financial statements for the Quarterly Period in which the acquisition is made are prepared, be deemed to be a reference to such first-mentioned accounts as if such subsidiary had been shown in such accounts by reference to its own latest financial statements, adjusted as deemed appropriate by the auditors of the Borrower; and

                 (ii) if, in the case of any subsidiary which itself has subsidiaries, no consolidated accounts are prepared, its consolidated Net Revenues shall be determined on the basis of PRO FORMA consolidated accounts of the relevant subsidiary and its subsidiaries prepared for this purpose by the auditors of the Borrower or the auditors for the time being of the relevant subsidiary; or

                 (iii) a company, corporation or partnership not falling within sub-paragraph (i) above but which, as a result of any intra-group transfer or re-organisation would, adopting any of the tests referred to in sub-paragraph (i) above and as if the accounts referred to in such sub-paragraph had been drawn up immediately following such transfer or re-organisation, be a Material Group Company PROVIDED THAT such subsidiary shall only become a Material Group Company upon the completion of such transfer or re-organisation;

       (c) a company, corporation or partnership which provides Broadband Services to Subscribers constituting 5% or more of the Subscribers of the Group; or

       (d) a company, corporate or partnership whose EBITDA or, in the case of a company which itself has subsidiaries whose consolidated EBITDA, constitutes 5% or more of the EBITDA of the Financial Group as calculated by reference to the latest quarterly financial statements (consolidated or unconsolidated, as the case may be) of such subsidiary and the Financial Group PROVIDED THAT:

                 (i) in the case of a subsidiary acquired after the end of the Quarterly Period to which the most recently delivered quarterly financial statements relate, the reference to the latest financial statements of the Financial Group for the purposes of the calculation above shall, until the financial statements for the Quarterly Period in which the acquisition is made are prepared, be deemed to be a reference to such first-mentioned accounts as if such subsidiary had been shown in such accounts by reference to its own latest financial statements, adjusted as deemed appropriate by the auditors of the Borrower; and

                 (ii) if, in the case of any subsidiary which itself has subsidiaries, no consolidated accounts are prepared, its consolidated EBITDA shall be determined on the basis of PRO FORMA consolidated accounts of the relevant subsidiary and its subsidiaries prepared for this purpose by the auditors of the Borrower or the auditors for the time being of the relevant subsidiary; or

                 (iii) a company, corporation or partnership not falling within sub-paragraph (i) above but which, as a result of any intra-group transfer or re-organisation would, adopting any of the tests referred to in sub-paragraph (i) above and as if the accounts referred to in such sub-paragraph had been drawn up immediately following such transfer or re-organisation, be a Material Group Company PROVIDED THAT such subsidiary shall only become a Material Group Company upon the completion of such transfer or re-organisation;

       "MULTIKABEL" means N.V. Kabeltelevisie Kop Noord-Holland (a public company with limited liability incorporated under the laws of The Netherlands and registered with the Commercial Register in The Netherlands under number 37026706);

       "NECESSARY AUTHORISATIONS" means all approvals, authorisations, franchises and licences from, all rights granted by and all filings, registrations and agreements with any person including, without limitation, any government or other regulatory authority (including, without limitation, the Licences necessary or required for the business of the Financial Group permitted by the terms of this Agreement);

       "NET REVENUES" means in relation to the Financial Group (or any part thereof) or any person which has been acquired by any member of the Financial Group and for any period, all revenues (including all installation revenues) from the use of or generated by the Systems (exclusive of VAT) whatsoever payable to the Financial Group (or such part thereof) or, as the case may be, such person, which arise during such period;

       "NET SENIOR DEBT" means at any time, Senior Debt at such time less an amount (if any) equal to the amount of undrawn commitment under the Facility at such time;

       "NOTICE OF DRAWDOWN" means a notice in the form set out in Part A of
       Schedule 4 (NOTICE OF DRAWDOWN AND SELECTION NOTICE);

       "OBLIGORS" means the Borrower and the Guarantor and "OBLIGOR" means either of them;

       "OPERATING COMPANY" means each member of the Group involved in the construction, installation and/or operations of Systems;

       "ORIGINAL BUSINESS PLAN" means the consolidated business plan of the Financial Group delivered to the Senior Lenders in the agreed form in February 2002;

       "ORIGINAL FINANCIAL STATEMENTS" means the audited consolidated financial statements for the year ended 31 December 2000 of the Borrower;

       "OVERDRAFT FACILITY" means the overdraft facility in an amount of EURO 15,000,000 provided pursuant to the terms of the Senior Facility as at the date of this Agreement;

       "PARALLEL DEBT OBLIGATIONS" has the meaning ascribed thereto in Clause
       5.3 (OBLIGATIONS OWED TO SECURITY TRUSTEE);

       "PARTICIPATING MEMBER STATE" means any member state of the European Union which has adopted the euro as its lawful currency at the relevant time;

       "PERMITTED ACQUISITION" means an Acquisition as defined in, and which satisfies the requirements of, Clause 20.5 (PERMITTED ACQUISITIONS);

       "PERMITTED DISPOSAL EXPENSES" means:

       (a) all title and registration expenses and expenses of professional advisers, incidental to, incurred on and fairly attributable to, any Asset Disposal;

       (b) with the prior consent of an Instructing Group, estimated income tax or trade tax referable to each Asset Disposal; and

       (c) with the prior consent of an Instructing Group, any other costs or expenses;

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       "PERMITTED ENCUMBRANCES" means:

       (a) any encumbrances created pursuant to the terms of this Agreement or pursuant to the terms of the Senior Facility;

       (b) encumbrances created pursuant to the Second Security Documents and the Senior Security Documents;

       (c) any encumbrance which arises in respect of goods sold to any Senior Obligor in the ordinary course of its business by virtue of retention of title provisions contained in the relevant seller's standard conditions of sale;

       (d) any lien (including but not limited to any contractor's lien) arising by operation of law in the ordinary course of business;

       (e) any rights of set-off or netting arrangements under any Hedge Contract and any rights of set-off or netting arrangements which may be exercisable in respect of any amounts standing to the credit of any bank account held by any Senior Obligor against any debit balances of any bank account held by itself or any other Senior Obligor which either arise by operation of law or are contained in the account holding bank's standard documentation and, in the case of any bank account held by any Senior Obligor in the Netherlands, other encumbrances affecting such account which are granted pursuant to the general terms and conditions of the relevant bank which provides such account, PROVIDED THAT such terms and conditions are customary in the Netherlands;

       (f) any encumbrance over or affecting any asset acquired by a Senior Obligor after the date hereof and subject to which such asset is acquired PROVIDED THAT:

                 (i) such encumbrance was not created in contemplation of the acquisition of such asset by a Senior Obligor;

                 (ii) the amount thereby secured has not been increased at, in contemplation of, or since the date of, the acquisition of such asset by a Senior Obligor; and

                 (iii) the aggregate amount of indebtedness and the book value of any asset secured by such encumbrances shall, in each case, not exceed EURO 1,000,000 for the Group at any time;

       (g) encumbrances which may arise as a result of any title transfer laws applicable to the cables and other equipment forming part of a System by which ownership of elements permanently built into real property may pass to the owner of that real property; and

       (h) any other encumbrance PROVIDED THAT the amount of indebtedness secured by such encumbrance when aggregated with the amount of indebtedness secured by all such other encumbrances and all Finance Leases permitted pursuant to paragraph (f) of Clause
                 20.2.2 does not exceed EURO 10,000,000;

       "PIK ELEMENT AMOUNT" means the Loan less the Reduced Loan Amount, being such portion of the Loan that corresponds to interest that has been capitalised pursuant to this Agreement;

       "POTENTIAL EVENT OF DEFAULT" means any event which would become (with the passage of time, the giving of notice or any combination thereof) an Event of Default;

       "PRO FORMA CASH INTEREST EXPENSE" means, on any Quarter Day, estimated Total Cash Interest Expense for the period of twelve months immediately subsequent to such Quarter Day and such Total Cash Interest Expense shall be estimated by applying the weighted average annual interest rate on Total Debt on such Quarter Day to Total Debt on such Quarter Day;

       "PRO FORMA DEBT SERVICE" means, at any time (but without double-counting), estimated Total Cash Interest Expense plus Scheduled Principal Repayments (as defined in the Senior Facility as at the date of this Agreement) and scheduled repayments of other permitted indebtedness of any member of the Financial Group for the four Quarterly Periods subsequent to such time of determination PROVIDED THAT such Total Cash Interest Expense shall be estimated by applying the weighted average interest rate on existing indebtedness (excluding the Facility or the Senior Notes or any Borrower Debt) at such time of determination to the average outstanding indebtedness for borrowed money of any member of the Financial Group (excluding the Facility or the Senior Notes or any Borrower Debt) scheduled to be outstanding over the four Quarterly Periods in accordance with the provisions of this Agreement and adding the aggregate amount of interest scheduled to become payable under the Facility or on any Senior Notes and any other Borrower Debt during such period (excluding capitalised interest);

       "PROPORTION" means, in relation to a Bank:

       (a) whilst the Loan is not outstanding hereunder, the proportion borne by its Commitment to the Facility Amount (or, if the Facility Amount is then zero, by its Commitment to the Facility Amount immediately prior to its reduction to zero); or

       (b) thereafter, the proportion borne by its share of the Loan to the total amount of the Loan;

       "QUARTER DAYS" means 31 March, 30 June, 30 September and 31 December in any year;

       "QUARTERLY PERIOD" means each successive period of approximately three months commencing on the day after a Quarter Day and ending on the next following Quarter Day;

       "REDUCED LOAN AMOUNT" means the Initial Loan Amount as the same is reduced from time to time pursuant to this Agreement;

       "REGTP" means the Regulatory Authority for Telecommunications and Post in Germany (REGULIERUNGSBEHORDE FUR TELEKOMMUNIKATION UND POST);

       "RELATED TRANSACTIONS" means any two or more Acquisitions which:

       (a) are from the same vendor or from vendors which are affiliates of each other;

       (b)       comprise assets relating to a single System; and

       (c)       are completed within a three month period;

       "RELEVANT CONTRACTS" means the Licences and the Material Commercial Contracts;

       "RELEVANT JURISDICTION" means in respect of any person the jurisdiction of its place of incorporation or, in the case of a partnership, its place of establishment and, if different, the place in which it has its principal place of business;

       "REPEATED REPRESENTATIONS" means the representations that are deemed to be repeated pursuant to Clause 17.4 (REPETITION OF REPRESENTATIONS);

       "RESTRICTED CASH" means monies held in escrow in an account held with the Senior Agent (or, as the case may be, with an agent or trustee on terms acceptable to the Senior Agent) in the name of the Borrower pending application towards the payment of interest on Senior Notes or Borrower Debt;

       "SECOND DUTCH SHARE PLEDGE" means the share pledge agreement and deed over the shares of PrimaCom Netherlands Holding BV executed, or to be executed, by the Guarantor;

       "SECOND GmbH SHARE PLEDGE" means the share pledge agreement over the shares of those members of the Group listed in Schedule 2 of that pledge executed, or to be executed, by the Guarantor;

       "SECOND KG INTEREST PLEDGE" means the interest pledge agreement over the partnership interests of each of those members of the Group listed in
       Schedule 3 of that pledge executed, or to be executed, by the Guarantor;

       "SECOND SECURITY TRUST AGREEMENT" means the security trust agreement entered or to be entered into between the Security Trustee, the Obligors, the Agent, the Arrangers and the Banks;

       "SECOND SECURITY DOCUMENTS" means each of the following:

       (a)       the Second Security Trust Agreement; and

       (b)       the Second Share Pledges,

       and any other agreement, deed or document from time to time executed in favour of the Security Trustee for the Finance Parties or in favour of each of such parties individually (including any Account Pledge) for the purpose of securing all or any of the obligations of either Obligor under the Facility Documents or any of them or, in respect of the Second Dutch Share Pledge, the Parallel Debt Obligations together with all amendments of, and supplements to any of the foregoing and "SECURITY DOCUMENT" shall be construed accordingly;

       "SECOND SHARE PLEDGES" means each of the Second GmbH Share Pledge, the Second KG Interest Pledge, and the Second Dutch Share Pledge;

       "SELECTION NOTICE" means a notice substantially in the form set out in Part B of Schedule 4 (NOTICE OF DRAWDOWN AND SELECTION NOTICE) given in accordance with Clause 7.5 (SELECTION OF INTEREST PERIODS) in relation to the Facility;

       "SENIOR AGENT" means J.P. Morgan Europe Limited in its capacity as agent under the Senior Facility or such other agent appointed under the Senior Facility from time to time;

       "SENIOR DEBT" means, at any time, the aggregate at such time of all indebtedness for borrowed money of the Group excluding (a) any indebtedness for borrowed money owed by one member of the Group to another member of the Group, (b) any Subordinated Debt permitted hereunder, but including the net mark to market exposure of the Group as calculated by the Agent under all derivative transactions of the nature described in paragraph (h) of the definition of "indebtedness for borrowed money" and (c) the guarantee obligations of PMG under this Facility;

       "SENIOR DISCHARGE DATE" means the date that the Senior Facility has been repaid or prepaid and cancelled in full;

       "SENIOR FACILITY" means the EURO 1,000,000,000 facility agreement dated 18 September 2000 as amended and restated from time to time between PMG as borrower, certain guarantors, PrimaCom AG, the Senior Lead Arrangers, J.P. Morgan PLC (now replaced by the Senior Agent), J.P. Morgan AG (formerly, Chase Manhattan Bank) as fronting bank and overdraft bank, the Senior Security Trustee and the Senior Lenders;

       "SENIOR FACILITY DOCUMENTS" means the Facility Documents as defined in the Senior Facility;

       "SENIOR FINANCE PARTIES" means the Finance Parties as defined in the Senior Facility;

       "SENIOR LEAD ARRANGERS" means Bank of America International Limited, Barclays Capital, J.P. Morgan PLC, Dresdner Bank AG, London Branch, Fortis Bank (Nederland) N.V., ING Bank N.V., The Royal Bank of Scotland plc and TD Bank Europe Limited;

       "SENIOR LENDERS" means the senior lenders from time to time party to the Senior Facility;

       "SENIOR NOTES" means any public issue of senior notes by the Borrower in accordance with this Agreement;

       "SENIOR OBLIGOR" means an Obligor under, and as defined in, the Senior Facility;

       "SENIOR SECURITY DOCUMENTS" means the Security Documents as defined in, and entered into pursuant to, the Senior Facility;

       "SENIOR SECURITY TRUSTEE" means J.P. Morgan AG in its capacity as security trustee under the Senior Facility or such other security trustee appointed under the Senior Facility from time to time;

       "SHAREHOLDER APPROVAL" has the meaning given to that term in the Co-ordination Agreement;

       "SHARE OPTION AGREEMENT" means the agreement entered or to be entered into between the Borrower, PMG, the Agent and the Banks, whereby the Borrower agrees to sell up to 65% of the shares in PMG to the Banks on the terms and conditions set out in that agreement;

       "SUBORDINATED DEBT" means any loan provided by the Borrower or any other person to any Senior Obligor which has been subordinated to the Senior Facility and the Overdraft Facility in accordance with the Intercreditor Agreement or on terms which are otherwise acceptable to the Senior Agent;

       "SUBSCRIBER" means a person who has entered into an agreement with any member of the Group to be provided with Broadband Services (whether alone or on the basis of an umbrella agreement);

       "SUBSCRIBER AGREEMENT" means an agreement for the provision by any member of the Group to a Subscriber of Broadband Services by means of a System;

       "SUBSCRIBER CERTIFICATE" means a certificate substantially in the form set out in Schedule 6 (QUARTERLY SUBSCRIBER CERTIFICATE);

       "SUCCESSOR" in relation to a party means an assignee or successor in title to such party or any person who, under the law of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such party hereunder or to which under such laws the same has been transferred;

       "SYSTEM" means each broadband fixed telecommunications network for the delivery of Broadband Services, operated, managed, administered and, where necessary, installed by a member or members of the Group PROVIDED THAT such member (i) shall be a subsidiary of another member of the Group as defined in paragraph (b) of the definition of subsidiary contained in this Agreement and (ii) that the cash flows generated by such System shall be controlled by such other member of the Group;

       "SYSTEM ASSETS" means in relation to any System each of the Relevant Contracts, head ends, cable networks and all other assets whatsoever relating to that System;

       "TAKE-OUT DEBT" means securities or any debt of the Financial Group that may be issued after the Closing Date to refinance the Facility.

       "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system;

       "TARGET DAY" means any day on which TARGET is operating for the settlement of payment in EURO;

       "TELECOMMUNICATIONS AND CABLE LAWS" means:

       (a) in relation to members of the Group incorporated and/or doing business in Germany the Telecommunication Act (TELEKOMMUNIKATIONSGESETZ), the approval rules for reception installations (GENEHMIGUNGSRECHTLICHE REGELUNG FUR RUNDFUNKSEMPFANGSANLAGEN) and all other federal and state laws, statutes, regulations and judgements relating to the building, installation, management or operation of systems for telecommunications or cable television applicable to any member of the Group and/or business carried on by any member of the Group;

       (b) in relation to members of the Group incorporated and/or doing business in The Netherlands the Telecommunications Act (TELECOMMUNICATIEWET) and all other (including but not limited to provincial and municipal) laws, statutes, regulations, decisions and judgements relating to the building, installation, management or operation of systems for the provision of telecommunication networks and services, including but not limited to the provision of Broadband Services and conditional access networks and services applicable to any member of the Group and/or business carried on by any member of the Group; and

       (c) the corresponding laws, statutes, regulations and judgements existing in any other jurisdiction as applicable to any other member of the Group incorporated, or carrying on business in such other jurisdiction;

       "TOTAL ASSETS" means all the assets held by the Financial Group;

       "TOTAL CASH INTEREST EXPENSE" means in relation to any period, the aggregate of all interest (excluding capitalised interest) paid or payable during such period in respect of indebtedness for borrowed money of members of the Financial Group (other than indebtedness for borrowed money owed by one member of the Financial Group to another member of the Financial Group) less an amount equal to the amount of such interest paid or payable during such period which was held as Restricted Cash at the relevant time;

       "TOTAL DEBT" means, at any time (but without double counting and excluding, for the avoidance of doubt, any indebtedness for borrowed money owed by one member of the Group to another member of the Group), the aggregate at such time of:

       (a)       the aggregate amount of Senior Debt;

       (b)       the aggregate amount of Subordinated Debt;

       (c) the principal amount (including any capitalised interest and the amount of any accretions thereto relating to accrued interest) outstanding under the Facility or of any Senior Notes; and

       (d) the aggregate principal amount of all other indebtedness for borrowed money of the Borrower, where "principal amount" means the euro equivalent of such principal amount at the effective exchange rate resulting from any derivative transaction entered into by any member of the Financial Group in order to hedge exposure to relevant exchange rate fluctuations and, to the extent that no such hedging has been entered into, the Agent's spot rate of exchange for conversion into euros at or about 11.00 a.m. on the relevant date in relation to such currency

       LESS an amount equal to the amount of Restricted Cash at such time;

       "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 2 (FORM OF TRANSFER CERTIFICATE) signed by a Bank and a Transferee whereby:

       (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations hereunder upon and subject to the terms and conditions set out in Clause 34 (ASSIGNMENTS AND TRANSFERS BY BANKS); and

       (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 34.3 (TRANSFERS BY BANKS);

       "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate;

       "TRANSFEREE" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations hereunder;

       "TREATY ON EUROPEAN UNION" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993).

       "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 22.1 (DEFAULT INTEREST PERIODS);

       "U.S. GAAP" means generally accepted accounting principles in the United States of America;

       "UTILISATION" means the utilisation of the Facility hereunder by way of the Loan;

       "UTILISATION DATE" means the date of the Utilisation, being the date on which the Loan is to be or has been made; and

1.2    Any reference in this Agreement to:

       an "AFFILIATE" of any person means any subsidiary or holding company of that person or any subsidiary of any such holding company, or any other person in which that person or any such person or subsidiary owns at least 20 per cent. of the equity share capital (or the like);

       the "AGENT", any "ARRANGER", any "BANK", any "BENEFICIARY" or the "SECURITY TRUSTEE" shall be construed so as to include their respective Successors and any Successor of such Successor in accordance with their respective interests;

       "BARCLAYS CAPITAL" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

       a "CLAUSE" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

       a Potential Event of Default or Event of Default is "CONTINUING" if it has not been remedied or waived.

       "DERIVATIVE TRANSACTION" includes any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect thereto and any combination in respect thereof);

       an "ENCUMBRANCE" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

       the "EQUIVALENT" on any given date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the mean rate of exchange quoted by the Frankfurt Currency Exchange on such date for the purchase of the first currency with the second currency;

       a "FINANCIAL STATEMENT" shall be construed as a reference to the balance sheet, profit and loss account and cash flow statement of any person;

       a "GUARANTEE" includes a guarantee, an indemnity and any other form of legally binding assurance against (or other arrangement intended to prevent or limit) loss in respect of any indebtedness for borrowed money of any person;

       a "HOLDING COMPANY" of a person shall be construed as a reference to any person of which the first-mentioned person is a subsidiary;

       "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

       "INDEBTEDNESS FOR BORROWED MONEY" shall be construed, without double counting (on either an individual or Financial Group basis), as a reference to any indebtedness of any person for or in respect of:

       (a)       moneys borrowed;

       (b) liabilities under any standby letter of credit, guarantees, acceptance credit, bills discounting facility or any receivables purchase, factoring or discounting arrangements;

       (c) amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments;

       (d) the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with U.S. GAAP, be treated as finance or capital leases;

       (e)       the amount of any Deferred Consideration;

       (f) the amount of any liability in respect of any purchase price for assets or services (other than in connection with an Acquisition), the payment of which is deferred for a period in excess of 120 days;

       (g) amounts raised under any other transaction (including, without limitation, any sale and repurchase agreement or forward sale or purchase agreement) having the commercial effect of a borrowing (excluding any derivative transactions of the nature described in paragraph (h) below); and

       (h)       (for the purposes of Clause 21.7 (CROSS-DEFAULT) and sub-clause
                 20.2.2. of Clause 20.2 (NEGATIVE COVENANTS) only) interest rate or currency swaps, caps, floors, collars, forward sale or purchase contracts, contracts for differences or any option transactions, or any other treasury transactions or any other transaction entered into in connection with the management of risk related to indebtedness (and the amount of indebtedness for borrowed money in relation to any such transaction shall be the net amount not paid by the relevant member of the Financial Group);

       a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day PROVIDED THAT, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "months" shall be construed accordingly);

       "OPERATING EXPENSES" shall be construed to include all operating expenses (including, without limitation, management expenses) incurred in relation to the operation of the Systems operated by the Group and the servicing of its Subscribers;

       a "PART" shall, subject to any contrary indication, be construed as a reference to a part hereof;

       a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

       a "SCHEDULE" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

       a "SUBSIDIARY" of a company, corporation or partnership shall be construed as a reference to any company, corporation or partnership:

       (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation or partnership;

       (b) more than half the issued share capital or partnership share of which is beneficially owned, directly or indirectly, by the first-mentioned company, corporation or partnership; or

       (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation or partnership,

       and, for these purposes, a company, corporation or partnership shall be treated as being controlled by another if that other company, corporation or partnership is able to direct its affairs and/or to control the composition of its board of directors or equivalent body and/or to appoint or dismiss the general partner thereof;

       "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

       "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

       "WHOLLY-OWNED" means a company, corporation or partnership whose issued share capital or partnership shares are (i) 100 per cent. owned by its sole shareholder or (ii) in the case of a partnership, (x) 99 per cent. of its partnership shares are held by a limited partner and one partnership share is held by PrimaCom AG as a further limited partner while no partnership shares are held by the general partner or (y) 98 per cent. of its partnership shares are held by PrimaCom AG as a limited partner and two per cent. of the partnership shares are held by its general partner;

       the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a person shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such person is incorporated or registered or any jurisdiction in which such person carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 "EURO" and "EURO" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation and "DOLLARS" denote the lawful currency of the United States of America.

1.4    Save where the contrary is indicated, any reference in this Agreement to:

       1.4.1 any licence, consent, agreement or document shall be construed as a reference to such licence, consent, agreement or document as the same may have been, or may from time to time be, amended, varied, reissued, replaced, novated or supplemented;

       1.4.2 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

       1.4.3 a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

       1.4.4 a time of day shall unless otherwise specified be construed as a reference to Frankfurt am Main time.

1.5    Clause and Schedule headings are for ease of reference only.

1.6 Financial terms not specifically defined herein shall be construed in accordance with U.S. GAAP.

1.7    THIRD PARTY RIGHTS
       A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.     THE FACILITIES

2.1    GRANT OF FACILITY
       The Banks hereby grant to the Borrower, upon the terms and subject to the conditions hereof, a term loan facility in euro in an aggregate amount of EURO 375,000,000.

3.     PURPOSE

3.1    PURPOSE OF FACILITY
       All of the Facility shall be used by the Borrower through on-lending to PMG to enable PMG to prepay and permanently cancel an equivalent amount of advances made under the Senior Facility.

3.2    APPLICATION
       The Borrower and PMG hereby request and irrevocably authorise the Agent to apply on their respective behalves (and without responsibility) all amounts raised by it hereunder exclusively in or towards satisfaction of the above purpose and without prejudice to the obligations of the Borrower under Clause 3.1 (PURPOSE OF FACILITY), none of the Finance Parties shall be obliged to concern themselves with the application of amounts raised by the Borrower hereunder.

4.     CONDITIONS PRECEDENT

       Save as all of the Banks may otherwise agree, the Borrower may not deliver the Notice of Drawdown to the Agent unless the Agent has confirmed to the Banks that it has received all of the documents listed in Schedule 3 (CONDITION PRECEDENT DOCUMENTS) and that such documents are in form and substance satisfactory to the Agent.

5.     NATURE OF BANKS' AND BORROWER'S OBLIGATIONS

5.1    BANKS' OBLIGATIONS SEVERAL
       The obligations of each Bank hereunder are several and not joint and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of any Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

5.2    BANKS' RIGHTS SEVERAL
       The amounts outstanding at any time hereunder from each of the Obligors to any of the other parties hereto shall be a separate and independent debt and each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party and it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose.

5.3    OBLIGATIONS OWED TO SECURITY TRUSTEE
       For the purposes of ensuring and preserving the validity and continuity of security rights to be granted under the laws of the Netherlands:

       5.3.1 the Guarantor irrevocably and unconditionally undertakes to pay to the Security Trustee in its capacity as security trustee for the Beneficiaries all amounts whatsoever, without any limitation, owing by each Obligor to the Finance Parties or any of them, whether actually or contingently under and in accordance with the terms of this Agreement and the other Facility Documents upon such amounts becoming due and payable (such obligation and undertaking being hereinafter referred to as the "PARALLEL DEBT OBLIGATIONS");

       5.3.2 the Guarantor and the Security Trustee acknowledge that the Parallel Debt Obligations are obligations and liabilities of each Obligor to the Security Trustee in its capacity as security trustee under the Facility Documents separate and independent from, and without prejudice to, the identical obligations which an Obligor has to the other Finance Parties or any of them under this Agreement or any other Facility Document, provided that the total amount due and payable under or in respect of the Parallel Debt Obligations shall be decreased to the extent that an Obligor shall have paid any amounts to such other Finance Parties or any of them under this Agreement or any other Facility Document and VICE-VERSA, it being agreed that any amount received by the Security Trustee in its capacity as security trustee will be applied towards satisfaction of the obligations of the Obligors towards the Finance Parties in accordance with the terms of this Agreement and the Security Trust Agreement;

       5.3.3 every payment by an Obligor of monies due by that Obligor, and made to the Security Trustee in its capacity as security trustee for the Beneficiaries shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction PRO TANTO of the covenant by the Guarantor contained in sub-clause 5.3.1, PROVIDED THAT if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or

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                 similar laws of general application the Security Trustee shall be entitled to receive the amount of such payment from the Guarantor and the Guarantor shall remain liable to perform the relevant obligation and the relevant liability shall be deemed not to have been discharged; and

       5.3.4 nothing in this Clause 5.3 shall in any way negate or affect the obligations which the Guarantor may have under or in respect of this Agreement or any other Facility Document to the Finance Parties or any of them.

6.     UTILISATION OF THE FACILITY

6.1    UTILISATION OF THE LOAN
       Save as otherwise provided herein, if the Agent has, on or by 26 March 2002, confirmed to the Banks as specified in Clause 4 (CONDITIONS PRECEDENT), the Facility shall be automatically drawn down in a single drawing for the maximum amount of the Facility on 26 March 2002. The Agent shall be deemed to have received from the Borrower the Notice of Drawdown therefor, which shall oblige the Borrower to proceed with the Utilisation therein requested on 26 March 2002 upon the terms and subject to the conditions contained herein.

6.2    BANKS' PARTICIPATION IN THE LOAN
       Each Bank will participate through its Facility Office in the Loan made pursuant to Clause 6.1 (UTILISATION OF THE LOAN) in the proportion borne by its Available Commitment to the Facility Amount immediately prior to the making of the Loan.

7.     INTEREST

7.1    ACCRUAL OF INTEREST
       Interest shall accrue on the Loan in the manner specified in Clause 7.2 (RATE OF INTEREST) and Clause 7.3 (PAYMENT OF CASH).

7.2    RATE OF INTEREST
       The rate of interest applicable to the Loan from time to time for each Interest Period shall be the rate per annum indicated in the table below:

       (a) in respect of the period to 30 September 2002, 18 per cent. per annum;

       (b) in respect of the period 1 October 2002 to 30 June 2003, 19 per cent. per annum; and

       (c) in respect of the period 1 July 2003 to the repayment of the Facility in full, 20 per cent. per annum.

7.3    PAYMENT OF CASH
       On each Interest Payment Date or, in respect of Interest Periods of longer than six months, on each date following at six monthly intervals after the first day of the Interest Period, the Borrower shall pay, in cash, accrued interest on an amount equal to the lesser of the Initial Loan Amount and the Reduced Loan Amount, at the rate per annum indicated in the table below:

       (a)       in respect of the period to 30 September 2002, 8.00% per annum;

       (b) in respect of the period from 1 October 2002 to 31 December 2002, 8.50% per annum;

       (c) in respect of the period from 1 January 2003 to 31 March 2003, 9.50% per annum;

       (d) in respect of the period from 1 April 2003 to 30 June 2003, 10.50% per annum;

       (e) in respect of the period from 1 July 2003 to 30 September 2003, 11.50%; and

       (f) in respect of the period from 1 October 2003 to the repayment of the Facility in full, 12.00% per annum.

7.4    CAPITALISATION OF INTEREST
       On each Interest Payment Date any interest accrued on the Loan that is not payable in cash on such date pursuant to Clause 7.3 (PAYMENT OF CASH) shall be capitalised and added to the Loan.

7.5    SELECTION OF INTEREST PERIODS
       7.5.1 The Borrower may select an Interest Period for the Loan in the Notice of Drawdown or (if the Loan has already been borrowed) in a Selection Notice.

       7.5.2 Each Selection Notice is irrevocable and must be delivered to the Agent by the Borrower not later than 11:00a.m. three Business Days before the first day of the relevant Interest Period.

       7.5.3 If the Borrower fails to deliver a Selection Notice to the Agent in accordance with Clause 7.5.2 above, the relevant Interest Period will be three months.

       7.5.4 Subject to this Clause 7.5, the Borrower may select an Interest Period of three months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Banks).

       7.5.5 An Interest Period for the Loan shall not extend beyond the Final Maturity Date.

       7.5.6 Each Interest Period for the Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

8.     SHAREHOLDER APPROVAL AND SHARE CONVERSION

8.1    FAILURE TO OBTAIN SHAREHOLDER APPROVAL
       If the Shareholder Approval has not been received by 30 June 2002 and the Amendment Date occurs in accordance with Clause 9 (NO SHAREHOLDER APPROVAL) of the Co-ordination Agreement, the Facility shall be amended and restated on the terms, and in the manner, set out in the Co-ordination Agreement and to the form set out in Schedule 6 (AMENDED AND RESTATED SECOND FACILITY AGREEMENT) of the Co-ordination Agreement and the other matters specified in Clause 10 (AMENDMENT DATE) of the Co-ordination Agreement shall also be completed.

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8.2    EQUITY CONVERSION
       On the date of unconditional completion of a transfer of shares(s) in PMG pursuant to and in accordance with an exercise of the Share Option (as defined in the Share Option Agreement) the amounts owing by the Borrower under this Agreement to each Bank identified in a Trigger Notice (as defined in the Share Option Agreement) given in respect of that exercise of the Share Option shall be reduced (and the Commitment of that Bank shall be reduced accordingly), and deemed repaid by the Borrower, in an aggregate amount equal to the Converted Loan Amount (as defined in the Share Option Agreement) calculated in respect of that exercise of the Share Option. Any such reduction specified in this Clause 8.2 shall be applied pro rata between the relevant Bank's participation in the Reduced Loan Amount and the PIK Element Amount at the time of reduction.

9.     REPAYMENT

9.1 The Borrower shall repay the Loan in full on the Final Maturity Date. The Borrower shall not repay or prepay all or any part of the Loan outstanding hereunder except at the times and in the manner expressly provided herein.

9.2 If the Loan is to be repaid in full, together with any accrued interest and any other amounts payable to the Finance Parties under the Finance Documents prior to the Equity Conversion Date the Agent shall calculate how much the Loan would be on the date of the proposed prepayment had the rate of interest applicable thereto from time to time during its term been 18 per cent. per annum (for the avoidance of doubt taking into account the amount of cash paid pursuant to Clause
       7.3 (PAYMENT OF CASH)) during such period (the "ADJUSTED LOAN
       AMOUNT").

9.3 The Borrower shall discharge its obligation to repay the Loan under the Finance Documents if, prior to the Equity Conversion Date, it pays to the Agent an amount equal to the Adjusted Loan Amount on the date in respect of which such amount is determined pursuant to Clause 9.2.

9.4    If the Borrower makes a payment of the nature referred to in Clause
       9.2 other than on the date in respect of which such amount was so determined, to the extent necessary, the Agent shall determine whether a balancing payment is required and, if so, the Borrower or, as the case may be, the Banks shall, within 3 Business Days of a notification to that effect, make the appropriate balancing payment.

10.    VOLUNTARY PREPAYMENT

10.1   PREPAYMENT
       Subject to compliance with the terms of the Intercreditor Agreement and Clause 10.2 (PREPAYMENT FEE), the Borrower may, if it has given to the Agent not less than 10 Business Days' prior written notice to that effect, prepay the whole or any part (being, if in part, an amount of EURO 5,000,000 or any larger sum) of the Loan in accordance with Clause 11.4 (ORDER OF PAYMENT) without, other than as set out in Clause 10.2 (PREPAYMENT FEE), premium or penalty.

       Any amount prepaid may not be re-borrowed by the Borrower. At the same time as all or part of the Loan is prepaid the Borrower shall at the same time pay any accrued but unpaid interest in respect of the whole or part of the Loan being prepaid.

10.2   PREPAYMENT FEE
       In respect of a prepayment made pursuant to Clause 10.1 (PREPAYMENT) to any Bank which was not a party to this Agreement at the Closing Date (other than an affiliate of any Bank that was a party at the Closing Date), the Borrower agrees to pay a prepayment fee to the Agent (for the account of that Bank) equal to:

       (a) in respect of a prepayment made during the period from the date of this Agreement until the date of the first anniversary of this Agreement, 3% of that Bank's Proportion of the amount prepaid;

       (b) in respect of a prepayment made during the period from the date of the first anniversary of this Agreement until the date of the second anniversary of this Agreement, 2% of that Bank's Proportion of the amount prepaid; and

       (c) in respect of a prepayment made during the period from the date of the second anniversary of this Agreement until the date of the third anniversary of this Agreement, 1% of that Bank's Proportion of the amount prepaid.

10.3   NOTICE
       Any notice of prepayment given by the Borrower pursuant to Clause 10.1 (PREPAYMENT) shall be irrevocable, shall specify the date upon which prepayment is to be made and the amount of such prepayment and shall oblige the Borrower to make such prepayment on such date.

11.    MANDATORY PREPAYMENT

11.1   EXCESS CASH FLOW
       Following the Senior Discharge Date, if in respect of the financial year ending 31 December 2002 or any financial year thereafter the Financial Group achieves any Excess Cash Flow (calculated by reference to the audited consolidated financial statements of the Financial Group for the relevant financial year), the Borrower shall, within one hundred and twenty (120) days of the end of such financial year notify the Agent of the amount of such Excess Cash Flow and an amount equal to 75% of such Excess Cash Flow shall, upon such notification, be applied in prepayment and cancellation of the Facility in accordance with Clause 11.4 (ORDER OF PAYMENT) immediately or, if the Borrower so decides, on the next following Interest Payment Date, PROVIDED THAT if, in respect of any financial year, the ratio of Total Debt (calculated on the last day of such financial year) to Annualised EBITDA is less than 2.5:1.00, then no such prepayment and cancellation of the Facility shall be made in respect of such financial year.

11.2   DISPOSALS
       Subject to the terms of the Intercreditor Agreement, an amount equal to:

       (a) any Disposal Consideration received by any member of the Group from any Asset Disposal less any Permitted Disposal Expenses; and

       (b) any excess of estimated corporation tax or trade tax referable to an Asset Disposal over the amounts of such tax actually payable,

       shall:

                 (i) in relation to the disposal of a revenue generating asset (which shall include any System and System Assets and shares of Material Group Companies, Subscriber Agreements and other revenue generating assets), on the first Business Day falling 120 days after receipt thereof; and

                 (ii) in relation to the disposal of an asset (other than a revenue generating asset described in (i) above), to the extent the aggregate of Disposal Consideration received for any such Asset Disposals in any financial year exceeds EURO 250,000, on receipt, be applied in prepayment and cancellation of the Facility in accordance with Clause 11.4 (ORDER OF PAYMENT) unless, in the case of (i) above, such amounts are reinvested in the Group in equivalent revenue generating assets and for equivalent or better value within 120 days of the receipt thereof.

       The Borrower shall notify the Agent promptly upon receipt of any amounts referred to in (a) or (b) above.

11.3   ADDITIONAL FUNDING
       If the Borrower or any other member of the Financial Group:

       (a) issues or raises any indebtedness for borrowed money after the date of this Agreement including the Senior Notes and the Take-out Debt (other than drawings under the Senior Facility); or

       (b) issues in the international capital markets or elsewhere (whether by way of public offer, private placement or otherwise) any share or stock or any other instrument convertible into any share or stock, an amount equal to the cash proceeds therefrom (net of reasonable transaction costs and expenses) received by the Borrower shall be applied in prepayment and cancellation of the Facility in accordance with Clause
       11.4 (ORDER OF PAYMENT). The Borrower shall notify the Agent promptly upon receipt of any such amount.

11.4   ORDER OF PAYMENT
       11.4.1 Any amount to be applied in payment and cancellation of the Facility, following the Senior Discharge Date, pursuant to Clause 11.1 (EXCESS CASH FLOW), Clause 11.2 (DISPOSALS) or Clause 11.3 (ADDITIONAL FUNDING) shall be applied in the following order:

                 FIRSTLY, against any outstanding fees;

                 SECONDLY, against accrued but unpaid interest that has not been capitalised;

                 THIRDLY, against the PIK Element Amount, and

                 FOURTHLY, against the Reduced Loan Amount.

       11.4.2 Any amount received pursuant to Clause 11.3 (ADDITIONAL FUNDING) prior to the Senior Discharge Date shall be applied in the following order:

                 FIRSTLY, against any outstanding fees;

                 SECONDLY, against the Loan such that:

                 (a)  the Reduced Loan Amount is reduced by an amount equal to:

                      A X B / C

                      where: A =   the amount received pursuant to Clause 11.3
                                   (ADDITIONAL FUNDING) less outstanding fees paid out in priority

                             B = the Reduced Loan Amount immediately prior to the prepayment; and

                             C =   the Loan;

                 (b)  the PIK Element Amount is reduced by an amount equal to:

                      A X D / C

                      where: A =   the amount received pursuant to Clause 11.3
                                   (ADDITIONAL FUNDING) less outstanding fees paid out in priority

                             C =   the Loan; and

                             D = the PIK Element of the Loan immediately prior to the prepayment;

                 THIRDLY, against accrued but unpaid and uncapitalised interest; and

                 FOURTHLY, against the Loan (to the extent not repaid pursuant to paragraph (b) above).

11.5   CHARGED ACCOUNT
       11.5.1 All amounts falling within paragraph (i) of Clause 11.2 (DISPOSALS) shall, subject to the Intercreditor Agreement, be paid into the Charged Account pending any withdrawal for application as permitted in Clause 11.2 (DISPOSALS).

       11.5.2 Amounts to be prepaid on the next following Interest Payment Date in accordance with Clause 11.1 (EXCESS CASH FLOW) shall be paid into the Charged Account pending prepayment on that next following Interest Payment Date.

12.    TAXES

12.1   TAX GROSS-UP
       All payments to be made by either Obligor to any person under any Facility Document shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

12.2   TAX INDEMNITY
       Without prejudice to Clause 12.1 (TAX GROSS-UP), if any Finance Party or the Agent on its behalf is required to make any payment of or on account of tax on or in relation to any sum received or receivable hereunder (including any sum deemed for purposes of tax to be received or receivable by such person whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party or the Agent on its behalf, the Borrower shall, upon demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, PROVIDED THAT this Clause 12.2 shall not apply to:

       12.2.1 any tax imposed and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

       12.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

13.    TAX RECEIPTS

13.1   NOTIFICATION OF REQUIREMENT TO DEDUCT TAX
       If, at any time, either Obligor is required by law to make any deduction or withholding from any sum payable by it under any Facility Document (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Agent.

13.2   EVIDENCE OF PAYMENT OF TAX
       If either Obligor makes any payment under any Facility Document in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Finance Party, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority or, if the applicable authority does not issue such a receipt, by the Borrower evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Finance Party's share of such payment.

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13.3   TAX CREDIT PAYMENT
       If either Obligor makes a payment under Clause 12 (TAXES) for account of any person and such person, in its sole opinion, determines that it has received or been granted a credit against or relief or remission for, or repayment of tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such person shall, to the extent that it can in its sole discretion do so, without prejudice to the retention of the amount of such credit, relief, remission or repayment pay to such Obligor such amount as such person shall, in its sole opinion, have calculated to be attributable to such tax. If an Event of Default or Potential Event of Default has occurred and is continuing, any such payment may be paid to such interest bearing account as the Agent may in its absolute discretion select and be held as security for the performance of the obligations of such Obligor under the Facility Documents. Nothing herein contained shall interfere with the right of a person to arrange its tax affairs in whatever manner it thinks fit and, in particular, no person shall be under any obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of such deduction or withholding or payment on account of tax in priority to any other claims, reliefs, credits or deductions available to it, nor oblige any person to disclose any information relating to its tax affairs or any of its tax computations.

13.4   TAX CREDIT CLAWBACK
       If any Finance Party makes any payment to an Obligor pursuant to Clause
       13.3 (TAX CREDIT PAYMENT) and such Finance Party subsequently determines, in its sole opinion acting in good faith, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, such Obligor shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion acting in good faith, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

14.    INCREASED COSTS

14.1   INCREASED COSTS
       Subject to Clause 14.4 (EXCLUSIONS) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or its holding company as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or
       (ii) compliance with any law or regulation made after the date of this Agreement.

       In this Agreement "INCREASED COSTS" means:

       14.1.1 a reduction in the rate of return from the Facility or on a Finance Party's (or its holding company's) overall capital;

       14.1.2    an additional or increased cost; or

       14.1.3 a reduction of any amount due and payable under any Facility Document, which is incurred or suffered by a Finance Party or its holding company to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Facility Document.

14.2   NOTIFICATION
       A Finance Party intending to make a claim pursuant to Clause 14.1 (INCREASED COSTS) shall notify the Agent of the event by reason of which it is entitled to do so within 60 days of the date upon which such Finance Party's Facility Office became aware of its entitlement to make such a claim and the amount thereof, whereupon the Agent shall notify the Borrower thereof (giving reasonable details of how such cost, reduction in rate of return, increased cost or liability has been calculated) PROVIDED THAT nothing herein shall require such Finance Party to disclose any confidential information relating to the organisation of its affairs.

14.3   NO LIABILITY FOR DELAY
       The Borrower shall not be obliged to indemnify any person for any part of any cost, reduction in rate of return, increased cost or liability under Clause 14.1 (INCREASED COSTS) which would otherwise be payable if such amount was incurred solely by reason of an unreasonable delay in the relevant Finance Party notifying the Agent of the event by which it is entitled to be so indemnified after the relevant person has become aware of the occurrence of such event and can compute a reasonable estimate of the amount of such cost, reduction in rate of return, increased cost or liability.

14.4   EXCLUSIONS
       Notwithstanding Clause 14.1 (INCREASED COSTS) above, the Borrower shall not be obliged to make any payment pursuant thereto to the extent that the relevant cost, reduction in rate of return, increased cost or liability:

       14.4.1 results from compliance with a relevant request or requirement not having the force of law unless compliance therewith is customary on the part of financial institutions in the position of the Finance Party concerned;

       14.4.2 to the extent that such cost, reduction in rate of return, increased cost or liability is compensated under any other provision of this Agreement;

       14.4.3 results from the relevant Finance Party having exceeded a limit, or failed to comply with an obligation, in effect at the date hereof, by reason of having agreed to the terms hereof; or

       14.4.4 attributable to the wilful breach by the relevant Finance Party or its affiliates of any law or regulation.

15.    ILLEGALITY

       If, at any time, it is unlawful for a Bank to make, fund, issue, participate in or allow to remain outstanding all or any of the Loan, then that Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a certificate to that effect and, unless such illegality is avoided in accordance with Clause 16 (MITIGATION):

       15.1.1 such Bank shall not thereafter be obliged to make the Loan hereunder and the amount of its Available Commitment shall be immediately reduced to zero; and

       15.1.2 if the Agent on behalf of such Bank so requires, the Borrower shall on the latest date as is, in the Bank's sole opinion, the latest date permitted by law or, if such date cannot be ascertained by the Bank, upon such date as the Agent shall have reasonably specified on the instructions of such Bank repay such Bank's share of the outstanding Loan together with accrued interest thereon and all other amounts owing to such Bank hereunder.

16.    MITIGATION

       If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

       16.1.1 the reduction of its Available Commitment to zero pursuant to sub-clause 15.1.1 of Clause 15 (ILLEGALITY); or

       16.1.2 a requirement to make an additional payment under Clause 12.1 (TAX GROSS-UP) or a claim for indemnification pursuant to Clause 12.2 (TAX INDEMNITY) or Clause 14 (INCREASED COSTS),

       then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Borrower under any of the Clauses referred to in sub-clauses 16.1.1 and 16.1.2 such Bank shall promptly upon its Facility Office becoming aware of the same notify the Agent thereof and, take such steps as such Bank considers at its sole discretion appropriate to mitigate the effects of such circumstances including the transfer of its Facility Office to another jurisdiction or the transfer of its rights and obligations hereunder to another financial institution willing to participate in the Facility PROVIDED THAT such Bank shall be under no obligation to take any such action if, in the opinion of such Bank in its sole discretion, to do so might have any adverse effect upon its business, operations, financial condition or tax affairs.

17.    REPRESENTATIONS

17.1 Each Obligor acknowledges that each Finance Party has entered into this Agreement and participated in the Facility in full reliance on the representations in this Clause 17.

17.2   REPRESENTATIONS
       Each Obligor represents that (in respect of itself and each Senior Obligor):

       17.2.1 STATUS it is a limited company, a stock corporation, a limited partnership or, as the case may be, a corporation duly formed, registered and validly existing under the laws of its Relevant Jurisdiction;

       17.2.2 CAPACITY it has the capacity, power and authority to own its own property and to conduct its business as it is now being conducted and to enter into the Facility Documents and the Relevant Contracts to which it is a party and to exercise its rights and perform its obligations thereunder;

       17.2.3 AUTHORISATION all action required to authorise the execution, delivery and performance of the Facility Documents and the Relevant Contracts to which it is party has been duly taken;

       17.2.4 NO DEDUCTION OR WITHHOLDING under the laws of its Relevant Jurisdiction in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under any of the Facility Documents;

       17.2.5 PARI PASSU under the laws of its Relevant Jurisdiction in force at the date hereof, the claims of each Finance Party against it under:

                 (a) the Facility Documents (other than the Second Security Documents) to which it is a party will rank at least PARI PASSU with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application (and subject to the terms of the Intercreditor Agreement); and

                 (b) subject to the terms of the Intercreditor Agreement, the Second Security Documents to which it is a party rank ahead of the claims of all its other creditors (save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application and other than, if and to the extent applicable, creditors with the benefit of Permitted Encumbrances) against the assets the subject of the encumbrances created by such Second Security Documents;

       17.2.6 NO IMMUNITY in any proceedings taken in its Relevant Jurisdiction in relation to any of the Facility Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

       17.2.7 GOVERNING LAW AND JUDGEMENTS in any proceedings taken in its Relevant Jurisdiction in relation to any of the Facility Documents, the choice of English law or, as the case may be, German law or Dutch law as the governing law of the Facility Documents and any judgement obtained in England or, as the case may be, Germany or The Netherlands will be recognised and enforced, in such Relevant Jurisdiction subject to any qualifications as to matters of law in the legal opinions to be delivered in connection herewith;

       17.2.8 VALIDITY AND ADMISSIBILITY IN EVIDENCE all acts, conditions and things required to be done, fulfilled, performed and obtained (including, without limitation, the obtaining of any necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Facility Documents and the Relevant Contracts to which it is a party,
                 (b) to ensure that the obligations expressed to be assumed by it in the Facility Documents and the Relevant Contracts to which it is a party are legal, valid and binding and (c) to make the Facility Documents and the Relevant Contracts to which it is a party admissible in evidence in the forum selected in the relevant document have been done, fulfilled, performed and obtained;

       17.2.9 NO FILING OR STAMP TAXES under the laws of its Relevant Jurisdiction in force at the date hereof, it is not necessary that any of the Facility Documents or the Relevant Contracts be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any of the Facility Documents or Relevant Contracts, save for (i) the notarisation in Germany or Basel, Switzerland of the appropriate Share Pledges, (ii) the notarisation of the instruments constituting the Second Dutch Share Pledge in the Netherlands and (iii) the notarisation in Germany or, as the case may be, Basel, Switzerland of the Share Option Agreement;

       17.2.10 BINDING OBLIGATIONS the obligations expressed to be assumed by it in the Facility Documents and the Relevant Contracts to which it is a party are legal and valid obligations binding on it and enforceable in accordance with the terms thereof, subject to any qualifications as to matters of law in the legal opinions delivered or to be delivered in connection herewith or therewith; and

       17.2.11 INFORMATION SYSTEMS the computer and management information systems of the Group are sufficient to permit the Group to conduct its business without Material Adverse Effect.

17.3   FURTHER REPRESENTATIONS
       The Borrower (with respect to itself and each member of the Group) and PMG (with respect to itself and each of its subsidiaries only) further represent (in the case of sub-clauses 17.3.11, 17.3.12 and 17.3.13, in all such cases to the best of its knowledge and belief having made all reasonable enquiries) that:

       17.3.1 NO WINDING-UP no member of the Financial Group has taken any corporate action nor have any other formal steps been taken or legal proceedings been started or, to the best of its knowledge and belief, threatened against it for its winding-up, dissolution, administration or re-organisation, as the case may be, or for the appointment of a receiver, preliminary receiver, trustee or similar officer of it or them or of any or all of its or their assets or revenues (other than a solvent reorganisation on terms and conditions approved by the Instructing Group);

       17.3.2 NO MATERIAL DEFAULTS no member of the Financial Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be likely to have a Material Adverse Effect;

       17.3.3 NO MATERIAL PROCEEDINGS no action, arbitration proceeding or administrative proceeding of or before any court or agency has been started or, to the best of its knowledge and belief, threatened which has a reasonable prospect of success and which, if it succeeded, would be likely to have a Material Adverse Effect;

       17.3.4 ORIGINAL FINANCIAL STATEMENTS the Original Financial Statements were prepared in accordance with U.S. GAAP consistently applied and (in conjunction with the notes thereto) fairly represent in accordance with U.S. GAAP the financial condition and operations of the Financial Group during the financial year then ended;

       17.3.5 NO MATERIAL ADVERSE CHANGE since publication of the Original Financial Statements there has been no material adverse change in the business or financial condition of the Financial Group taken as a whole;

       17.3.6 WRITTEN INFORMATION (a) all of the written information supplied by or on behalf of any member of the Financial Group and its advisers to the Finance Parties or any of them or their advisers in connection with any Facility Document on or prior to the date hereof and relating to any member of the Financial Group is true, complete and accurate in all material respects and (b) it is not aware of any material facts or circumstances that have not been disclosed to the Finance Parties or any of them;

       17.3.7 ENCUMBRANCES save for Permitted Encumbrances (i) no encumbrance exists over all or any of the assets of the Financial Group and
                 (ii) the execution by each Obligor of the Facility Documents and by each Obligor and Senior Obligor of the Relevant Contracts to which it is a party and the exercise by such Obligor and by each Senior Obligor of its rights and performance of its obligations thereunder will not result in the existence of nor oblige any member of the Financial Group to create any encumbrance over all or any of its present or future revenues or assets;

       17.3.8 EXECUTION OF FACILITY DOCUMENTS AND RELEVANT CONTRACTS the execution by each of the Obligors of the Facility Documents and by each member of the Group of the Relevant Contracts to which it is a party and its exercise of its rights and performance of its obligations thereunder do not and will not:

                 (a) conflict with any agreement, mortgage, bond or other instrument or treaty to which any member of the Financial Group is a party or which is binding upon them or any of their assets;

                 (b) conflict with the constitutive documents and rules and regulations of any member of the Financial Group; or

                 (c) conflict with any applicable law, regulation or official or judicial order;

       17.3.9 PRIVATE AND COMMERCIAL ACTS the execution by each Obligor of the Facility Documents and by each member of the Group of the Relevant Contracts to which it is a party constitutes, and its exercise of its rights and performance of its obligations hereunder or thereunder will constitute, private and commercial acts done and performed for private and commercial purposes;

       17.3.10 ENVIRONMENTAL COMPLIANCE each member of the Group has (a) at all times complied with all Environmental Laws and Environmental Licences and (b) obtained and maintained in full force and effect all Environmental Licences, save to the extent in each case that failure so to do would not be likely to have a Material Adverse Effect, and there are no facts or circumstances entitling any such Environmental Licences to be revoked, suspended, amended, varied, withdrawn or not renewed in circumstances which would be likely to give rise to a Material Adverse Effect;

       17.3.11 ENVIRONMENTAL CLAIMS no Material Environmental Claim is pending or has been made or, to the best of its knowledge and belief, threatened against any member of the Group;

       17.3.12 SUFFICIENCY OF INTELLECTUAL PROPERTY RIGHTS the Intellectual Property Rights owned by or licensed to the members of the Group are all the Intellectual Property Rights required by them in order to carry out, maintain and operate their respective businesses, properties and assets and no member of the Group in carrying on its respective businesses, infringes any Intellectual Property Rights of any third party to any extent which would be likely to have a Material Adverse Effect;

       17.3.13 NO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS no Intellectual Property Rights owned by the members of the Group are, to the best of its knowledge and belief, being infringed, nor, to the best of its knowledge and belief, is there any threatened infringement of any such Intellectual Property Rights in each case which would be likely to have a Material Adverse Effect;

       17.3.14 RELEVANT CONTRACTS IN FORCE save to an extent which is not likely to have a Material Adverse Effect, the Relevant Contracts are in full force and effect;

       17.3.15 NO BREACH OF RELEVANT CONTRACTS no Obligor nor any Senior Obligor is in breach of the terms of any of the Relevant Contracts to which it is a party, nor is there any material dispute subsisting between the parties thereto, which in either case would be likely to have a Material Adverse Effect;

       17.3.16 NECESSARY AUTHORISATIONS none of the Necessary Authorisations are the subject of any pending or, to the best of its knowledge and belief, threatened challenge, revocation, suspension or withdrawal nor are any sanctions pending or, to the best of its knowledge and belief, threatened thereunder in each case to an extent which would be likely to have a Material Adverse Effect and each such Necessary Authorisation is in full force and effect save to the extent that any failure to be in full force and effect would not be likely to have a Material Adverse Effect;

       17.3.17 NO EVENT OF DEFAULT no (a) Event of Default or (b) Potential Event of Default has occurred and is continuing;

       17.3.18 TELECOMMUNICATIONS AND CABLE LAWS each member of the Group complies and at all times has complied with all Telecommunications and Cable Laws save to the extent that any non-compliance would not be likely to have a Material Adverse Effect;

       17.3.19 OWNERSHIP OF PMG in the case of PMG only, and in respect of itself only, that it is a direct wholly owned subsidiary of the Borrower;

       17.3.20 GROUP STRUCTURE the Group structure at the date hereof is as set out in the Group Structure Charts;

       17.3.21 ASSETS OF PMG in the case of PMG only and in respect of itself only, that its assets comprise solely (a) the shares which it beneficially owns directly or indirectly in its subsidiaries;
                 (b) the loans made by it to any of its subsidiaries in accordance with the terms of the Senior Facility in the form existing as at the date of this Agreement; (c) receivables from management services provided on arms' length terms to members of the Group; (d) account balances on current accounts maintained in the ordinary course of its business; (e) assets not included in the operation of and the day to day running of the Broadband Services network and (f) assets required for the administration or management of the other assets described in this sub-clause;

       17.3.22 ASSETS OF THE BORROWER in the case of the Borrower only and in respect of itself only, that its assets comprise solely (a) the shares which it owns directly in PMG; (b) the limited partnership interests which it owns in the direct and indirect subsidiaries of PMG, (which subsidiaries in (a) and (b) shall include the subsidiaries named in the Group Structure Charts and any future subsidiaries acquired by a member of the Group pursuant to sub-clause 20.4.2 of Clause 20.4 (COVENANTS OF
                 PMG)) and (c) the loans made by it to any Senior Obligor by way of Subordinated Debt;

17.4   REPETITION OF REPRESENTATIONS
       Each of the representations referred to in Clause 17.2 (REPRESENTATIONS) and Clause 17.3 (FURTHER REPRESENTATIONS) (other than those contained in sub-clauses 17.2.3, 17.2.4, 17.2.5 and 17.2.9 and sub-clauses 17.3.1,
       17.3.5, 17.3.6, 17.3.14 and 17.3.20) shall be deemed to be repeated by the relevant Obligors on the date of any Notice of Drawdown hereunder, or the Utilisation Date and on the first day of each Interest Period, by reference to the facts and circumstances then existing but as if references to the Original Financial Statements were references to the audited (and consolidated) financial statements of the Borrower most recently delivered to the Agent pursuant hereto.

18.    INFORMATION

18.1   FINANCIAL STATEMENTS
       The Borrower and PMG shall:

       18.1.1 ANNUAL STATEMENTS as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Agent the audited annual consolidated financial statements of the Financial Group prepared in accordance with U.S. GAAP PROVIDED THAT if in accordance with the German Commercial Code (HGB) either Obligor is required to prepare unaudited or, as the case may be, audited financial statements or if in accordance with the German Banking Act (KWG) requirements the Banks are required to receive the unaudited or, as the case may be, audited financial statements of either Obligor, such audited or, as the case may be, unaudited financial statements shall be provided to the Banks immediately;

       18.1.2 QUARTERLY STATEMENTS deliver to the Agent as soon as practicable but in any event within 45 days after the end of each Quarterly Period, the consolidated quarterly financial statements of the Financial Group prepared in accordance with U.S. GAAP together with a Compliance Certificate and a Subscriber Certificate in each case certified by the managing director of the Borrower;

       18.1.3 BUSINESS PLAN AND STATEMENTS as soon as practicable but in any event within 60 days of the end of each of its financial years, deliver to the Agent (a) a revised consolidated business plan (in a format acceptable to the Banks) for the Financial Group including projected profit and loss accounts and cash flow statements for the Financial Group for each calendar month during the period of 12 calendar months commencing immediately after the end of each such financial year, and (b) for each financial year (until the Final Maturity Date), projected profit and loss accounts, balance sheets and cash flow statements for the Financial Group consolidated in accordance with U.S. GAAP, projected Capital Expenditure of the Group (detailing the date(s) on which such Capital Expenditure is projected to be incurred, when it is to be paid and the member of the Financial Group that is to incur such Capital Expenditure and a description of the item(s) to which that Capital Expenditure relates) together with a reconciliation statement reconciling the performance of the Financial Group during the previous financial year with the business plan delivered in respect of the Financial Group for such previous financial year and an explanation (in reasonable detail) of such reconciliation; and

       18.1.4 OTHER INFORMATION from time to time on the request of the Agent, furnish the Agent for distribution to the Banks, with such other information concerning the Borrower or any member of the Financial Group as the Agent may reasonably require.

18.2   REQUIREMENTS AS TO FINANCIAL STATEMENTS
       The Borrower and PMG shall ensure that:

       18.2.1 each set of financial statements delivered by it pursuant to sub-clause 18.1.1 of Clause 18.1 (FINANCIAL STATEMENTS) is prepared on the same basis as was used in the preparation of the Original Financial Statements and in accordance with U.S. GAAP and consistently applied;

       18.2.2 each set of financial statements delivered by it pursuant to sub-clause 18.1.1 of Clause 18.1 (FINANCIAL STATEMENTS) is certified by a duly authorised officer of the relevant Obligor as giving a true and fair view of the financial condition of such Obligor, or, in the case of the consolidated accounts of the Borrower of the Financial Group in each case as at the end of the period to which those financial statements relate and of the results of the operations of such Obligor, or, as appropriate, the Financial Group during such period;

       18.2.3 each set of financial statements delivered by it pursuant to sub-clause 18.1.1 of Clause 18.1 (FINANCIAL STATEMENTS) has been audited by a generally recognised international firm of auditors acceptable to the Agent;

       18.2.4 each set of financial statements delivered under each of sub-clauses 18.1.1, 18.1.2 and 18.1.3 of Clause 18.1 (FINANCIAL STATEMENTS) is prepared on a consistent basis to the financial statements previously delivered thereunder, save to the extent good practice or law requires otherwise; and

       18.2.5 the managing director of the Borrower certifies that it is not unable to meet its debts as they fall due at the same time that the Compliance Certificate is delivered to the Agent pursuant to sub-clause 18.1.2 of Clause 18.1 (FINANCIAL STATEMENTS).

18.3   ACCURACY OF INFORMATION
       The Borrower and PMG shall ensure that all written information supplied by or on behalf of any member of the Financial Group and its advisers to the Finance Parties or any of them or their advisers in connection herewith after the date hereof which relates to any member of the Financial Group is true, complete and accurate in all material respects at the time it is delivered.

18.4   ACCOUNTING POLICIES
       The Borrower shall ensure that in the event that any financial statements are delivered which are not prepared on a consistent basis to financial statements previously delivered hereunder, such financial statements are accompanied by an explanation of any changes to accounting bases used with a reconciliation of any of the covenants in Clause 19 (FINANCIAL CONDITION) to the extent reasonably requested by an Instructing Group.

18.5   OTHER INFORMATION
       Each Obligor shall from time to time, on the request of the Agent, furnish the Agent with such information about its, or, in the case of the Borrower, its or any Senior Obligor's or the Financial Group's business condition (financial and otherwise), operations, performance, assets or prospects as the Agent or any Finance Party through the Agent may reasonably require and, in particular, all information and documents as may be required under Sections 13, 13(a) and 18 of the German Banking Act (GESETZ UBER DAS KREDITWESEN).

18.6   ABILITY TO PAY DEBTS
       Each Obligor shall, and the Borrower shall ensure that each Senior Obligor and each Material Group Company shall, provide the auditors (as referred to in Clause 21.8 (INSOLVENCY AND RESCHEDULING)) with all information required by them in order to determine such Obligor's, or, as the case may be, such Senior Obligor's or such Material Group Company's ability to pay its debts as they fall due in accordance with and as contemplated in Clause 21.8 (INSOLVENCY AND RESCHEDULING).

19.    FINANCIAL CONDITION

       The consolidated financial condition of the Financial Group as evidenced by the then most recent consolidated financial statements delivered pursuant to sub-clauses 18.1.1, 18.1.2 and 18.1.3 of Clause 18.1 (FINANCIAL STATEMENTS) (adjusted as an Instructing Group may reasonably consider appropriate (or in the event of a dispute between the Borrower and an Instructing Group as to what is appropriate, as determined by the auditors of the Borrower), to take account of any changes in the basis on which such statements were prepared or in generally accepted applicable accounting principles) shall be such that:

19.1   TOTAL LEVERAGE RATIO
       As at each Quarter Day specified below the ratio of Total Debt to Annualised EBITDA (determined in respect of the Quarterly Period which ends on such Quarter Day) shall not exceed the ratio set alongside such Quarter Day:

        QUARTER DAY                                                                    RATIO
        31 March 2002                                                                  13.75:1.00
        30 June 2002                                                                   13.20:1.00
        30 September 2002                                                              13.20:1.00
        31 December 2002                                                               12.10:1.00
        31 March 2003                                                                  12.10:1.00
        30 June 2003                                                                   11.82:1.00
        30 September 2003                                                              11.82:1.00
        31 December 2003                                                               11.00:1.00
        31 March 2004                                                                  11.00:1.00
        30 June 2004                                                                   10.72:1.00
        30 September 2004                                                              10.72:1.00
        31 December 2004                                                               09.90:1.00
        31 March 2005                                                                  09.90:1.00
        30 June 2005                                                                   09.62:1.00
        30 September 2005                                                              09.62:1.00
        31 December 2005 and on each Quarter Day thereafter                            08.80:1.00

19.2   NET SENIOR LEVERAGE RATIO
       As at each Quarter Day specified below the ratio of Net Senior Debt to Annualised EBITDA (determined in respect of the Quarterly Period which ends on such Quarter Day) shall not exceed the ratio set alongside such Quarter Day:

        QUARTER DAY                                                                    RATIO
        31 March 2002                                                                  8.25:1.00
        30 June 2002                                                                   8.08:1.00
        30 September 2002                                                              8.08:1.00
        31 December 2002                                                               7.70:1.00
        31 March 2003                                                                  7.70:1.00
        30 June 2003                                                                   7.42:1.00
        30 September 2003                                                              7.42:1.00
        31 December 2003                                                               6.60:1.00
        31 March 2004                                                                  6.60:1.00
        30 June 2004                                                                   6.32:1.00
        30 September 2004                                                              6.32:1.00
        31 December 2004                                                               5.50:1.00
        31 March 2005                                                                  5.50:1.00
        30 June 2005                                                                   5.22:1.00
        30 September 2005                                                              5.22:1.00
        31 December 2005                                                               4.40:1.00

        QUARTER DAY                                                                    RATIO
        31 March 2006                                                                  4.40:1.00
        30 June 2006                                                                   4.12:1.00
        30 September 2006                                                              4.12:1.00
        31 December 2006                                                               3.57:1.00
        31 March 2007                                                                  3.57:1.00
        30 June 2007                                                                   3.57:1.00
        30 September 2007                                                              3.57:1.00
        31 December 2007 and on each Quarter Day thereafter                            3.30:1.00

19.3   TOTAL INTEREST RATIO
       As at each Quarter Day set out below, the ratio of Consolidated EBITDA to Total Cash Interest Expense (determined in respect of the Quarterly Period which ends on such Quarter Day) shall not be less than the ratio set alongside such Quarter Day:

        QUARTER DAY                                                                    RATIO
        31 March 2002                                                                  0.90:1.00
        30 June 2002                                                                   0.90:1.00
        30 September 2002                                                              0.90:1.00
        31 December 2002                                                               0.90:1.00
        31 March 2003                                                                  0.90:1.00
        30 June 2003                                                                   0.95:1.00
        30 September 2003                                                              0.95:1.00
        31 December 2003                                                               0.99:1.00
        31 March 2004                                                                  0.99:1.00
        30 June 2004                                                                   1.08:1.00
        30 September 2004                                                              1.08:1.00
        31 December 2004                                                               1.22:1.00
        31 March 2005                                                                  1.22:1.00
        30 June 2005                                                                   1.31:1.00
        30 September 2005                                                              1.31:1.00
        31 December 2005                                                               1.49:1.00
        31 March 2006                                                                  1.49:1.00
        30 June 2006                                                                   1.58:1.00
        30 September 2006                                                              1.58:1.00
        31 December 2006                                                               1.80:1.00
        31 March 2007                                                                  1.80:1.00
        30 June 2007                                                                   1.94:1.00
        30 September 2007                                                              1.94:1.00
        31 December 2007                                                               2.21:1.00
        31 March 2008                                                                  2.21:1.00
        30 June 2008                                                                   2.30:1.00
        30 September 2008                                                              2.30:1.00
        31 December 2008 and on each Quarter Day thereafter                            2.57:1.00

19.4   PRO FORMA DEBT SERVICE RATIO
       In respect of the Quarterly Period ending 31 December 2002 and each Quarterly Period thereafter, and tested by reference to the consolidated financial statements of the Financial Group for such Quarterly Period, the ratio of Annualised EBITDA of the Financial Group to Pro Forma Debt Service shall not be less than 0.90:1.00 on the last day of such Quarterly Period.

19.5   MINIMUM EBITDA
       19.5.1 As at each Quarter Day specified below the Consolidated EBITDA of the Financial Group, determined on a rolling 12 month basis, shall not fall below the amount set alongside such Quarter Day:

                  QUARTER DAY                                           MINIMUM CONSOLIDATED
                                                                        EBITDA (EURO,000)
                   31 March 2002                                                      60,091
                   30 June 2002                                                       61,610
                   30 September 2002                                                  63,885
                   31 December 2002                                                   66,501
                   31 March 2003                                                      66,304
                   30 June 2003                                                       69,919
                   30 September 2003                                                  72,937
                   31 December 2003                                                   76,649
                   31 March 2004                                                      80,177
                   30 June 2004                                                       83,725
                   30 September 2004                                                  87,285
                   31 December 2004                                                   90,888
                   31 March 2005                                                      94,757
                   30 June 2005                                                       98,793
                   30 September 2005                                                 102,927
                   31 December 2005                                                  107,264
                   31 March 2006                                                     111,641
                   30 June 2006                                                      116,142
                   30 September 2006                                                 120,727
                   31 December 2006                                                  125,483
                   31 March 2007                                                     130,357
                   30 June 2007                                                      135,374
                   30 September 2007                                                 140,486
                   31 December 2007                                                  145,794
                   31 March 2008                                                     151,157
                   30 June 2008                                                      156,649
                   30 September 2008                                                 162,224
                   31 December 2008                                                  167,975
                   31 March 2009                                                     172,988
                   30 June 2009                                                      177,761
                   30 September 2009                                                 182,376
                   31 December 2009 and on each Quarter day thereafter               186,664

                 A "rolling 12 month basis" shall be construed as the period of four consecutive Quarterly Periods ending on the relevant Quarter Day.

       19.5.2 The covenant contained in sub-clause 22.5.1 shall be reset upon completion of each Permitted Acquisition to include 80% of the pro forma net income of the company or assets acquired. The pro forma net income of such company or assets acquired shall be calculated by reference to (a) 40% of the pro forma net income of such company or assets for the period from January to June inclusive and (b) 60% of the pro forma net income of such company or assets for the period from July to December inclusive.

19.6   PRO FORMA INTEREST RATIO
       As at each Quarter Day set out below, the ratio of Annualised EBITDA (determined in respect of the Quarterly Period which ends on such Quarter
       Day) to Pro Forma Cash Interest Expense (determined on such Quarter Day) shall not be less than the ratio set alongside such Quarter Day:

        QUARTER DAY                                                     RATIO
        31 March 2002                                                   0.9:1.00
        30 June 2002                                                    0.9:1.00
        30 September 2002                                               0.9:1.00
        31 December 2002                                                0.9:1.00

19.7   CAPITAL EXPENDITURE
       As at each Quarter Day specified below, Capital Expenditure of the Financial Group, determined on a rolling 12 month basis, shall not exceed the amount set alongside such Quarter Day:

                   QUARTER DAY                                          MAXIMUM CAPITAL
                                                                        EXPENDITURE (EURO,000)
                   31 March 2002                                        71,500
                   30 June 2002                                         68,475
                   30 September 2002                                    60,225
                   31 December 2002                                     55,825
                   31 March 2003                                        50,843
                   30 June 2003                                         51,443
                   30 September 2003                                    51,862
                   31 December 2003                                     51,678
                   31 March 2004                                        51,602
                   30 June 2004                                         51,314
                   30 September 2004                                    50,888
                   31 December 2004                                     50,173
                   31 March 2005                                        49,696
                   30 June 2005                                         49,174
                   30 September 2005                                    48,621
                   31 December 2005                                     48,007

                   QUARTER DAY                                          MAXIMUM CAPITAL
                                                                        EXPENDITURE (EURO,000)
                   31 March 2006                                        47,652
                   30 June 2006                                         47,381
                   30 September 2006                                    47,166
                   31 December 2006                                     47,065
                   31 March 2007                                        46,360
                   30 June 2007                                         45,445
                   30 September 2007                                    44,391
                   31 December 2007                                     43,050
                   31 March 2008                                        42,625
                   30 June 2008                                         42,460
                   30 September 2008                                    42,466
                   31 December 2008                                     42,828
                   31 March 2009                                        42,870
                   30 June 2009                                         42,955
                   30 September 2009                                    43,070
                   31 December 2009                                     43,243

                 A "rolling 12 month basis" shall be construed as the period of four consecutive Quarterly Periods ending on the relevant Quarter Day.

20.    COVENANTS

20.1   POSITIVE COVENANTS
       Each of the Borrower and PMG undertakes that it shall, and shall procure that its subsidiaries shall:

       20.1.1 MAINTENANCE OF LEGAL VALIDITY obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of the Relevant Jurisdiction to enable it lawfully to enter into and perform its obligations under the Facility Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in the Relevant Jurisdiction of the Facility Documents to which it is a party subject to any matters of law contained in the legal opinions delivered or to be delivered in connection herewith or therewith;

       20.1.2 INSURANCE maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies and partnerships carrying on a business such as that carried on by it;

       20.1.3 NOTIFICATION OF EVENT OF DEFAULT (in the case of PMG and the Borrower only, it being understood that notification by one party will be sufficient to satisfy both parties' obligations in respect of this Clause 20.1.3) promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the

                 Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred;

       20.1.4 PARI PASSU ensure that at all times the claims of the Finance Parties against it under:

                 (a) the Facility Documents (other than the Second Security Documents) to which it is a party rank at least PARI PASSU with the claims of all their other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application (subject to the terms of the Intercreditor Agreement); and

                 (b) subject to the terms of the Intercreditor Agreement, the Second Security Documents to which it is a party rank ahead of the claims of all its other creditors (other than, if and to the extent applicable, creditors with the benefit of Permitted Encumbrances) against the assets the subject of the encumbrances created by such Second Security Documents;

       20.1.5 MATERIAL COMMERCIAL CONTRACTS comply with the terms of the Material Commercial Contracts and do all that is necessary to maintain all Material Commercial Contracts in full force and effect save to the extent that any such non-compliance or failure to maintain a Material Commercial Contract in full force and effect would not be likely to have a Material Adverse Effect;

       20.1.6 PRESERVATION OF ASSETS maintain and preserve all of its assets that are necessary and material in the conduct of its business as conducted at the date hereof in good working order and condition (ordinary wear and tear excepted) and repair (with reasonable promptness) any damage to such assets or replace such assets with equivalent assets save to the extent a failure so to do would not be likely to have a Material Adverse Effect.

       20.1.7 ACCESS TO INFORMATION to the extent requested by the Agent, at any time whilst an Event of Default is continuing, procure that any representative or professional adviser to the Agent may have access to and be provided with copies of books, records, accounts, documents, computer programmes, data or other information in the possession of or available to it, save to the extent that the provision of such copies would either result in a breach of any applicable law or would be contrary to any agreement which the member of the Group concerned has at the date of this Agreement entered into with any third party (in which case the Borrower and the Agent will enter into discussion concerning the extent of the disclosure which is allowable in the circumstances);

       20.1.8 MAINTENANCE OF LICENCES AND OTHER AUTHORISATIONS save to the extent a failure so to do would not be likely to have a Material Adverse Effect maintain and protect its rights and interests in the Relevant Contracts and shall:

                 (a) promptly pay all and any registration, renewal and licence fees and any fees and other additional payments payable under the Licences and/or the Environmental Licences;

                 (b) procure that all notices and registrations necessary for the protection by them of their respective rights and interests therein are promptly given and/or made in the appropriate forms; and

                 (c) promptly take such action as may be reasonably required to protect the same from infringement;

       20.1.9 BUSINESS PLAN conduct its business in all material respects in accordance with the general parameters specified in the Business Plan PROVIDED THAT:

                 (a) this sub-clause 20.1.9 shall not of itself oblige either Obligor to comply with any particular financial targets or projections which may be included in that Business Plan; and

                 (b) this sub-clause 20.1.9 shall not of itself restrict either Obligor from making any acquisition or disposal of any asset or expanding or altering any System or system;

       20.1.10 COMPLIANCE WITH LAWS comply with the terms and conditions of all laws, directives, regulations, agreements, licences and concessions including, without limitation, all Environmental Laws and all Environmental Licences, all Telecommunications and Cable Laws and all Licences, save to the extent that any non-compliance therewith would not be likely to have a Material Adverse Effect;

       20.1.11 PAYMENT OF TAXES file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or otherwise subject to pay tax and will promptly pay all taxes shown to be due and payable on such returns or any assessment made against it (other than where (a) the same is being contested in good faith and where payment thereof can lawfully be withheld and (b) either (i) would not result in an encumbrance with priority to the security created or evidenced by the Second Security Documents or (ii) against which it is maintaining adequate reserves);

       20.1.12 NOTICES notify the Agent forthwith upon receipt by it of any notice from any government, court or regulatory authority or agency which is likely to give rise to the enforcement, revocation, termination, material amendment, suspension or withdrawal of any Relevant Contract where the same would be likely to have a Material Adverse Effect;

       20.1.13 NECESSARY AUTHORISATIONS ensure that none of the Necessary Authorisations are subject to a pending or threatened challenge, revocation, suspension or withdrawal to any extent which would be likely to have a Material Adverse Effect;

       20.1.14 INTEREST ON SUBORDINATED DEBT ensure that each member of the Group which has borrowed Subordinated Debt maintains a shareholders' debt to equity ratio such that any interest paid to the Borrower or any shareholder in relation to any Subordinated Debt is not recharacterised as dividends for tax purposes in the Relevant Jurisdiction;

       20.1.15 HEDGING ARRANGEMENTS ensure that the Borrower or PMG has entered into such interest rate hedging arrangements as are necessary to hedge, for a period of at least 3 years from the date of implementation of such arrangements, the Financial Group's exposure to interest rate fluctuations in relation to a notional principal amount of no less than an amount equal to fifty per cent. (50%) of the aggregate indebtedness for borrowed money of the Financial Group from time to time and for these purposes indebtedness for borrowed money which carries a fixed rate of interest shall be considered as so hedged in respect of the principal amount thereof;

       20.1.16   CVRS in the case of the Borrower only:

                 (a) use its best efforts to ensure that the CVRs which have been released from escrow prior to the Closing Date ("RELEASED CVRs") are converted into warrants of the Borrower by 15 August 2002;

                 (b) if a challenge is made by a shareholder of PAG in relation to the conversion of Released CVRs into warrants, ensure that the Borrower uses its best efforts to remove and defeat that challenge by all reasonable means as soon as possible after it arises;

                 (c) following the removal and defeat of a challenge as specified in paragraph (b) above, the Company shall ensure that the Released CVRs are converted into warrants within 90 days of the date of that removal and defeat; and

       20.1.17 RATIFICATION OF SENIOR OBLIGORS in the case of the Borrower and PMG only:

                 (a) ensure that each Senior Obligor (other than PMG) shall by 16 April 2002 ratify the execution by PMG on their behalf of the Co-ordination Agreement and the Intercreditor Agreement and shall deliver to the Agent evidence of each such ratification in form and substance satisfactory to the Agent; and

                 (b) ensure that Baker & McKenzie Frankfurt, German counsel to the Obligors, has delivered to the Agent by 16 April 2002 a legal opinion relating to the execution by the Senior Obligors (other than PMG) of the Co-ordination Agreement and the Intercreditor Agreement in form and substance satisfactory to the Agent.

20.2   NEGATIVE COVENANTS
       The Borrower and PMG shall ensure that no member of the Group shall:

       20.2.1 RELEVANT CONTRACTS permit or agree to any amendment, waiver, termination or assignment to or of any of the terms and conditions of any Relevant Contract if such amendment, waiver, termination or assignment would be likely to have a Material Adverse Effect;

       20.2.2 INDEBTEDNESS create, assume, incur or otherwise permit to be outstanding any indebtedness for borrowed money other than:

                 (a) any indebtedness for borrowed money created under the Senior Facility (in the form existing as at the date of this Agreement) or as permitted pursuant to the Intercreditor Agreement or any refinancing of the Senior Facility on terms no more prejudicial to the Banks (including the intercreditor arrangements);

                 (b)  any Subordinated Debt;

                 (c) any indebtedness for borrowed money outstanding between the Borrower and any Senior Obligor;

                 (d) any Deferred Consideration relating to any Permitted Acquisition PROVIDED THAT the amount of such Deferred Consideration does not exceed the amount that is, at that time, undrawn and able to be utilised by a member of the Financial Group under the Senior Facility at such time;

                 (e) any indebtedness for borrowed money arising under a derivative transaction entered into in accordance with sub-clause 20.1.15 of Clause 20.1 (POSITIVE COVENANTS) or any currency exchange derivative transactions entered into in relation to the Senior Facility and the Senior Notes with a notional principal amount of up to an amount equal to fifty per cent. (50%) of the aggregate indebtedness under this Facility and the Senior Notes;

                 (f) any indebtedness for borrowed money existing under the Finance Leases PROVIDED THAT the maximum aggregate amount of such indebtedness of the Group when aggregated with the amount of the indebtedness for borrowed money of the Borrower under any Finance Leases held by the Borrower does not exceed EURO 10,000,000;

                 (g) any Take-Out Debt which shall be used in or towards prepayment of the Facility as specified in Clause 11.3 (ADDITIONAL FUNDING); and

                 (h) any other indebtedness for borrowed money of the Group up to a maximum aggregate amount which, when added to the indebtedness for borrowed money permitted pursuant to paragraph (f) above, does not exceed EURO 10,000,000.

       20.2.3 NEGATIVE PLEDGE create or permit to subsist any encumbrance over all or any of its present or future revenues or assets other than Permitted Encumbrances provided that, in the case of PMG, the provisions of Clause 20.7.1(e) (FURTHER COVENANTS OF
                 PMG) shall apply;

       20.2.4 LOANS AND GUARANTEES make any loans, grant any credit or give any guarantee or indemnity (except as required or permitted hereby (including pursuant to Clause 20.6 (RESTRICTIONS ON PAYMENTS)) or permitted or required pursuant to the Senior Facility Documents (in the form existing as at the date of this Agreement)) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than:

                 (a) loans made, or credit granted, by a Senior Obligor to another Senior Obligor;

                 (b) credit granted by any Operating Company in the ordinary course of its business consistent with good practice in the cable television industry;

                 (c) investments made in the ordinary course of business of the Group by way of loan and which exist at the Closing Date;

                 (d) any guarantee or indemnity granted by a member of the Group in respect of obligations permitted by the terms hereof of a Senior Obligor or any guarantee or indemnity granted by a member of the Group who is not a Senior Obligor in respect of obligations permitted by the terms hereof of another member of the Group who is not a Senior Obligor;

                 (e) loans made by a member of the Group to its employees in the ordinary course of its employees' employment up to an aggregate amount in respect of the Group as a whole of EURO 100,000 or credit in respect of employee share schemes which have no cash impact;

                 (f) loans made or credit granted by a member of the Group who is not a Senior Obligor to another member of the Group who is not a Senior Obligor; and

                 (g) subordinated debt lent by a member of the Group which is not a Senior Obligor to a Senior Obligor,

                 provided that, in the case of PMG, it shall not do any of the above other than as permitted by paragraphs (a), (c) and (e).

       20.2.5 DISPOSALS subject to Clause 11.2 (DISPOSALS) hereof, (disregarding sales of stock in trade in the ordinary course of business) without the prior written approval of an Instructing Group, sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets other than:

                 (a) the disposal on arms length terms for full market value of any asset where (i) the value (which shall either be its net book value or the amount of proceeds from such disposal, whichever is the higher) of such asset (when aggregated with the value of all other assets of the Group, calculated on a similar basis, disposed of during the then current financial year) does not exceed an amount equal to five per cent. (5%) of the total assets of the Financial Group (as at the date of such determination) and
                      (ii) the Net Revenues generated by such assets (when aggregated with the Net Revenues generated by all other assets of the Financial Group, calculated on a similar basis, disposed of during the then current financial year) does not exceed five per cent. (5%) of the consolidated Net Revenues of the Financial Group taken as a whole for such period provided that, notwithstanding the provisions of this paragraph (a) no disposal of any shareholding in Mediakabel B.V. may take place without the prior written approval of an Instructing Group;

                 (b) the disposal of any System Asset to any other person in exchange for equivalent or similar System Assets of such person located in the same jurisdiction PROVIDED THAT ten Business Days prior to the proposed exchange of System Assets, the Borrower has delivered to the Agent a certificate from its finance director certifying and demonstrating in a form satisfactory to the Agent, that after the occurrence of such exchange the Financial Group shall remain in compliance with the terms of this Agreement, (including without limitation, Clause 19 (FINANCIAL CONDITION) hereof), from the date of such exchange until the Final Maturity Date through the provision of PRO FORMA accounts and projections for the Financial Group prepared on an annual basis for each financial year until the Final Maturity Date and on a monthly basis in relation to the first twelve months following the date of the exchange. Such projections will be based upon reasonable assumptions prepared on a consistent basis to the projections delivered under sub-clause 18.1.3 of Clause 18.1 (FINANCIAL STATEMENTS) hereof;

                 (c) any disposal for cash on arm's length commercial terms of any surplus or obsolete assets no longer required for the efficient operation of the business of the Group;

                 (d) any disposal by a member of the Group to a Senior Obligor; and

                 (e) any disposal permitted pursuant to sub-clause 23.7.3. of Clause 23.7 (RESTRICTIONS ON PAYMENTS) of the Senior Facility as it exists at the date of this Agreement (to the extent the arrangements set out in that sub-clause could be considered as a disposal).

       20.2.6 BUSINESS OF PMG (in the case of PMG only) trade or undertake any activity other than those activities specified in sub-clause 17.3.21 of Clause 17.3 (FURTHER REPRESENTATIONS) or acquire any business or part of a business (save for Permitted Acquisitions), hold any assets (other than rights relating to intercompany loans made by PMG to other Senior Obligors and the proceeds of any drawing hereunder) or incur any obligations other than as contemplated or permitted by the Senior Facility Documents as at the date of this Agreement;

       20.2.7 SHARE CAPITAL OF OPERATING COMPANIES (in the case of PMG only) increase the share capital which it owns in any of the Operating Companies out of the retained earnings (in the case of Operating Companies established or incorporated in Germany, KAPITALERHOHUNG AUS GESELLSCHAFTSMITTELN) of such Operating Companies without the prior written consent of an Instructing Group;

       20.2.8 CONDUCT OF BUSINESS no member of the Group shall carry on its business other than in accordance with the terms of all applicable Relevant Contracts and the Business Plan in each case to the extent that a failure so to do would be likely to have a Material Adverse Effect and the terms of the Facility Documents;

       20.2.9 DIVIDENDS pay, make or declare any dividend or make any other payment or distribution to its shareholders (or, if it is a partnership, its general or limited partner) or set aside for such payment, dividend or distribution unless (i) such shareholder is a member of the Financial Group and (ii) in the case of any such dividend, payment or distribution to be made to the Borrower the same is permitted under Clause 20.6 (RESTRICTIONS ON PAYMENTS) hereof PROVIDED THAT any member of the Group may pay, make or declare any dividend or make any other payment or distribution to a third party minority interest shareholder as long as the aggregate of all such payments made by members of the Group does not exceed
                 EURO 10,000 in any financial year; or

       20.2.10   ACQUISITIONS make any Acquisitions save for Permitted
                 Acquisitions.

20.3   NEGATIVE COVENANTS OF THE BORROWER
       The Borrower shall not:

       20.3.1 NEGATIVE PLEDGE create or permit to subsist any encumbrance over the whole or any part of its assets including, without limitation, its shareholding in PMG other than the security it has already granted to the Senior Security Trustee prior to the Closing Date or pursuant to any further assurance clause under any Senior Facility Document in the form existing at the Closing Date;

       20.3.2 INDEBTEDNESS create, assume, incur or otherwise permit to be outstanding any indebtedness for borrowed money other than any indebtedness for borrowed money:

                 (a)  arising under the Facility;

                 (b) resulting from any issuance of Senior Notes or Borrower Debt to be used towards prepayment of the Facility under Clause 11.3 (ADDITIONAL FUNDING); or

                 (c)  arising from an upstream loan permitted pursuant to Clause
                      20.6 (RESTRICTION ON PAYMENTS);

       20.3.3 BUSINESS conduct or otherwise engage in any business or operations other than (and only to the extent otherwise permitted under the terms of this Agreement) relating to:

                      (i) the ownership of the share capital or other interests of its respective subsidiaries, the sale and transfer of such ownership interests, and the exercise of rights and performance of obligations in connection therewith but, for the avoidance of doubt, it shall be prohibited for the Borrower to incorporate or hold or enter into any reorganisation whereby an intermediate holding or other company or entity shall exist between itself and PMG;

                      (ii) compliance with applicable reporting and other obligations under any applicable laws;

                      (iii) making loans in an aggregate amount of up to EURO
                            375,000,000 to PMG by way of Subordinated Debt;

                      (iv) entry into of Hedging Contracts in relation to the Senior Notes or Borrower Debt;

                      (v) other activities incidental or related to the foregoing; and

                      (vi)  its obligations under the Finance Documents,

                      provided that, in no event, shall the Borrower have liabilities to trade creditors, in excess of, in aggregate, EURO 500,000 excluding any hedge counter-party pursuant to paragraph (iv) above;

       20.3.4 DISPOSALS dispose of or transfer any of its assets other than shares in PMG pursuant to the Share Option Agreement or pursuant to sub-clause 23.7.3 of Clause 23.7 (RESTRICTIONS ON PAYMENTS) of the Senior Facility as it exists at the date of this Agreement (to the extent the arrangements set out in that sub-clause could be considered as a disposal);

       20.3.5 ACQUISITIONS create or acquire any new direct subsidiaries, enter into any partnership or acquire any business or merge or consolidate with any other company or person or enter into any reorganisation without the consent of an Instructing Group;

       20.3.6 DIVIDENDS: pay, make or declare any dividend or make any other payment or distribution to its shareholders or set aside for such payment, dividend or distribution.

20.4   COVENANTS OF PMG
       PMG shall not and shall ensure that no other member of the Group shall:

       20.4.1 merge or consolidate with any other company or person or enter into any reorganisation unless the resulting entity will assume all the obligations of the relevant member of the Group concerned under the Facility Documents and Relevant Contracts to which it is a party, and will be of at least an equivalent creditworthiness to the relevant member of the Group (in each case as demonstrated to the reasonable satisfaction of the Agent) and the Banks have determined that they shall not be materially or adversely affected by such merger or consolidation;

       20.4.2 create or acquire any new subsidiaries, enter into any partnerships or acquire any business other than as permitted under this Agreement;

       20.4.3 issue any further shares (save for issues of shares in compliance with the Share Option Agreement by any member of the Group to its holding company, which in the case of PMG shall be the Borrower directly) or alter any rights attaching to its issued shares in existence at the date hereof;

       20.4.4 open or permit to subsist any bank account with any person other than a Senior Lender up to the Senior Discharge Date and thereafter with a Bank, except for any bank accounts held by any person whose share capital or limited partnership interest (as appropriate) is acquired by any member of the Group after the date hereof and in relation to which it shall use its reasonable efforts to transfer such accounts to a Senior Lender up to the Senior Discharge Date and thereafter to a Bank within 3 months of the date of such acquisition, failing which PMG shall ensure that the relevant member of the Group shall, following the Senior Discharge Date, grant an Account Pledge over such accounts in favour of the Beneficiaries in form and substance satisfactory to the Agent as soon as reasonably practicable subject always to the requirements and application of any applicable law; or

       20.4.5    change its financial year end from 31 December.

20.5   PERMITTED ACQUISITIONS
       For the purposes of this Clause 20.5 a "PERMITTED ACQUISITION" is an Acquisition whereby:

                 (a)  the proposed Acquisition is of an Approved Target;

                 (b) the Consideration for such Acquisition (whether in a single transaction or Related Transactions) does not exceed EURO 1,000,000; and

                 (c) the Consideration for such Acquisition (whether in a single transaction or Related Transactions) does not exceed EURO 3,000,000 when aggregated with the Consideration paid for all other Acquisitions made since the date of this Agreement or, if such aggregate amount exceeds EURO 3,000,000, then such Acquisition has been approved by an Instructing Group.

       In relation to each Permitted Acquisition:

       20.5.1    PMG shall give to the Agent written notice of:

                 (a) any Permitted Acquisition within ten (10) Business Days of the date of the Permitted Acquisition (such date (the "ACQUISITION DATE") being the date of the relevant agreement evidencing the Permitted Acquisition); and

                 (b) any subsequent merger or consolidation of an acquired subsidiary or partnership with a Senior Obligor within ten
                      (10) Business Days of the date of registration of the merger or consolidation.

       20.5.2    If:

                 (a) the Acquisition Dates of six other Permitted Acquisitions have occurred within the twelve months preceding the Acquisition Date; or

                 (b) any new subsidiary or partnership has not been merged or consolidated with a Senior Obligor within 90 days (the "RELEVANT DATE") of the Acquisition Date of the Permitted Acquisition,

       20.5.3 then PMG shall procure that, if it has made the Permitted Acquisition, within 21 days (but, prior to the Senior Discharge Date, after it has executed a similar share pledge in favour of the Senior Lenders) of the Relevant Date it shall execute a share pledge on substantially the same terms as the appropriate Second Share Pledges in accordance with sub-clause 42.1.1 of Clause 42.1 (ADDITIONAL SECURITY).

20.6   RESTRICTIONS ON PAYMENTS
       Other than pursuant to the Senior Facility (in its form existing as at the date of this Agreement), the Intercreditor Agreement and the Share Option Agreement, PMG shall ensure that it has not and no other member of the Group restricts upstream distributions or loans or payments save to the extent that such distribution or loan would cause a breach of applicable law.

20.7   FURTHER COVENANTS OF PMG
       20.7.1 PMG shall ensure that, unless it is agreed otherwise by an Instructing Group:

                 (a) no System Assets are transferred by any member of the Group to any person (whether by intra-group transfer, change in legal status or otherwise) unless all System Assets forming part of the System concerned are transferred on arms' length terms for cash (excluding intra-group transfers) to the same transferee at the same time;

                 (b) all System Assets relating to each System are owned and operated by the same person which is a subsidiary of another member of the Group (as defined in paragraph (b) of the definition of subsidiary contained in this Agreement whose cash flows are controlled by such member of the Group); and

                 (c) each member of the Group which is a company is a wholly owned subsidiary of its direct holding company (other than third party minority interests as set out in the Group Structure Charts) and each member of the Group which is a limited partnership has PMG as its sole limited partner and a directly owned subsidiary of PMG, which has no assets other than its general partnership interest in the limited partnership as its general partner, save for (i) those limited partnerships which have 1% of their shares held by the Borrower and for those members of the Group which have such minority shareholders as are indicated in the Group Structure Charts and (ii) any entity which becomes a member of the Group after the date hereof as a result of a Permitted Acquisition made in accordance with this Agreement which is a subsidiary of another member of the Group as defined in paragraph (b) of the definition of subsidiary contained in this Agreement whose cash flows are controlled by such other member of the Group;

                 (d) it does not have liabilities to trade creditors of more than EURO 2,000,000 in aggregate; and

                 (e) it shall not create or permit to subsist any encumbrance over the whole or any part of its assets other than the Second Security Documents and the

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                      Senior Security Documents permitted to be entered into or
                      required by the Senior Facility.

21.    EVENTS OF DEFAULT

       Each of Clause 21.1 (FAILURE TO PAY) to Clause 21.22 (MATERIAL ADVERSE CHANGE) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

21.1   FAILURE TO PAY
       Any Obligor fails to pay any sum due from it under any of the Facility Documents within two Business Days of the due date therefor, in the currency and in the manner specified-herein.

21.2   MISREPRESENTATION
       Any representation, warranty or statement other than those made in sub-clause 17.3.17 of Clause 17.3 (FURTHER REPRESENTATIONS) made by the Borrower or any Obligor in any Facility Document or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed repeated and the circumstances giving rise to such inaccuracy, if capable of remedy or change, are not remedied or do not change, such that the relevant representation would be correct and not misleading if repeated 15 days after the earlier of (a) it being notified by the Agent to the Borrower as having been made inaccurately and (b) the Borrower or the relevant Obligor becoming aware of such inaccuracy.

21.3   COVENANTS
       Any Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 18 (INFORMATION), Clause 20 (COVENANTS) or Clause 42 (GROUP STRUCTURE CHANGES AND PERMISSIONS) (other than in sub-clauses 18.1.2 or 18.1.3 of Clause 18.1 (FINANCIAL STATEMENTS) or in sub-clauses 20.1.1, 20.1.2, 20.1.4, 20.1.5, 20.1.9,
       20.1.10, 20.1.11 and 20.1.13 of Clause 20.1 (POSITIVE COVENANTS)).

21.4   SPECIFIC COVENANTS
       The Borrower fails to comply with sub-clauses 18.1.2 and 18.1.3 of Clause
       18.1 (FINANCIAL STATEMENTS) and such failure is not remedied within fifteen days after the due date for delivery thereunder.

21.5   FINANCIAL COVENANTS
       The financial covenants set out in Clause 19 (FINANCIAL CONDITION) are not complied with.

21.6   OTHER OBLIGATIONS
       Any Obligor or Senior Obligor fails duly to perform or comply with any other obligation (for the avoidance of doubt, including those obligations referred to in the sub-clauses contained within the brackets in Clause
       21.3 (COVENANTS) (except for sub-clauses 18.1.2 and 18.1.3)) expressed to be assumed by it in any Facility Document and such failure is not remedied within twenty one days after the Agent has given notice thereof to the relevant defaulting party.

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21.7   CROSS DEFAULT
       Any indebtedness for borrowed money of the Group or of the Borrower exceeding EURO 2,000,000 in aggregate is not paid when due, is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor or creditors of any member of the Group or of the Borrower becomes entitled to declare any such indebtedness for borrowed money due and payable prior to its specified maturity.

21.8   INSOLVENCY AND RESCHEDULING
       Any Material Group Company or the Borrower is unable or deemed unable to pay its debts as they fall due (ZAHLUNGSUNFAHIG ODER DROHENDE ZAHLUNGSUNFAHIGKEIT) or is over-indebted (UBERSCHULDET) or commences negotiations with any one or more of its creditors with a view to any arrangement for the general readjustment or rescheduling of its indebtedness; or a general assignment for the benefit of or a composition with its creditors or a moratorium in respect of all or any class of debts of any Material Group Company or the Borrower is applied for, ordered or declared. For the purpose of this Clause 21.8 a person shall be deemed to be unable to pay its debts as they fall due (DROHENDE ZAHLUNGSUNFAHIGKEIT) if so determined by such person's auditors or any other generally recognised international firm of auditors.

21.9   WINDING-UP
       Any Material Group Company or the Borrower takes any action or other steps are taken or legal proceedings are started for its winding-up, dissolution or re-organisation or for the appointment of a receiver, preliminary receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets (other than a solvent re-organisation on terms and conditions approved by an Instructing Group).

21.10  RELEVANT CONTRACTS
       Any event shall occur which gives grounds for belief, in the reasonable opinion of an Instructing Group, (or any notice is given) that any of the Relevant Contracts may be amended, suspended, cancelled, revoked, surrendered or terminated (whether in whole or in part) and that such event is likely to give rise to a Material Adverse Effect.

21.11  ANALOGOUS PROCEEDINGS
       There occurs, in relation to any Material Group Company or the Borrower, in any country or territory in which any of them carries on business or in the jurisdiction of whose courts any part of their respective assets is subject, any event which, in the opinion of an Instructing Group appears in that country or territory to be equivalent or similar to, any of those events or circumstances mentioned in Clause 21.8 (INSOLVENCY AND RESCHEDULING) or Clause 21.9 (WINDING-UP) or any Material Group Company otherwise becomes subject in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation.

21.12  EXECUTION OR DISTRESS
       Any execution, distress, attachment or legal process is levied, made or taken against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Material Group Company where the value of such assets is at least EURO 2,000,000 and is not discharged within 10 days or any event occurs which under the laws of any jurisdiction would have an analogous effect.

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21.13  GOVERNMENTAL INTERVENTION
       By or under the authority of any government the management of any Material Group Company is wholly or substantially displaced or the authority of the management of any Material Group Company in the conduct of the business of such Material Group Company is wholly or substantially curtailed.

21.14  SIMILAR EVENTS
       Any of the events set out in Clause 21.8 (INSOLVENCY AND RESCHEDULING), Clause 21.9 (WINDING-UP) or Clause 21.11 (ANALOGOUS PROCEEDINGS) to Clause 21.13 (GOVERNMENTAL INTERVENTION) shall occur in relation to any member of the Financial Group which is not a Material Group Company where such event would be likely to have a Material Adverse Effect.

21.15  ILLEGALITY
       At any time it is or becomes unlawful for (i) any Obligor or Senior Obligor to perform or comply with any or all of its obligations under the Facility Documents or (ii) for any Obligor or Senior Obligor to comply with any or all of its obligations under the Relevant Contracts to which it is a party or any such Facility Documents or Relevant Contracts, any of the obligations of any Obligor or Senior Obligor thereunder or any security interests created thereby or pursuant thereto are not or cease to be legal, valid and binding and the result would be likely to have a Material Adverse Effect.

21.16  OWNERSHIP OF THE BORROWER
       Any person or persons being affiliates acquires directly or indirectly 50% or more of the share capital or of the voting rights of the Borrower.

21.17  OWNERSHIP OF PMG
       The Borrower ceases to directly own the entire issued share capital of PMG other than pursuant to the Share Option Agreement.

21.18  THE GROUP'S BUSINESS
       Any member of the Group ceases to carry on the business it carries on at the date hereof or enters into any unrelated business (other than as a result of a Permitted Acquisition).

21.19  REPUDIATION
       Any Obligor or Senior Obligor repudiates any of the Facility Documents or any Obligor or Senior Obligor repudiates any of the Relevant Contracts to which it is party.

21.20  CHANGE IN REGULATION OR POLICY
       Any change occurs in the regulatory environment relating to, or in stated government policy towards, the cable television and/or telecommunications industry in (a) Germany (excluding any changes in the public domain at the date hereof) or (b) in any other country where any member of the Financial Group carries on its business and which, in the reasonable opinion of an Instructing Group, might have a Material Adverse Effect.

21.21  AMENDMENT OF SENIOR FACILITY
       Any amendment is made to the Senior Facility which is not permitted under the terms of the Intercreditor Agreement.

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21.22  MATERIAL ADVERSE CHANGE
       Any other event occurs or circumstance arises which is likely to affect materially and adversely the ability of (i) any Obligor to perform any of its obligations under or otherwise to comply with the terms of any of the Facility Documents or (ii) any Obligor or Senior Obligor to perform any of its material obligations under or otherwise to comply with the material terms of any of the Relevant Contracts to which it is party.

21.23  AG STATUS
       The Borrower ceases to be a stock corporation (AKTIENGESELLSCHAFT) or PMG changes its legal form.

21.24  ACCELERATION AND CANCELLATION
       Subject to the terms of the Intercreditor Agreement, upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

       21.24.1 declare all or any part of the Loan to be immediately due and payable (whereupon the same shall become so payable together with accrued interest and any other sums then owed by the Borrower under the Facility Documents) or declare all or any part of the Loan to be due and payable on demand of the Agent; and/or

       21.24.2 declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero.

21.25  LOAN DUE ON DEMAND
       If, pursuant to Clause 21.24 (ACCELERATION AND CANCELLATION), the Agent declares all or any part of the Loan to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the
       Borrower:

       21.25.1 require repayment of all or such part of the Loan on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest and any other sums then owed by the Borrower under the Facility Documents) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

       21.25.2 select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less; and/or

       21.25.3 the Interest Period in respect of the Loan shall, if the Agent subsequently demands payment before the scheduled Interest Payment Date in respect of the Loan, be deemed (except for the purposes of Clause 22.4 (BREAK COSTS)) to be of such length that it ends on the date that such demand is made.

22.    DEFAULT INTEREST AND INDEMNITY

22.1   DEFAULT INTEREST PERIODS
       If any cash sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with the provisions of Clause 23 (CURRENCY OF ACCOUNT AND

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       PAYMENT) or if any cash sum due and payable by an Obligor under any judgement of any court in connection herewith is not paid on the date of such judgement, the period beginning on such due date or, as the case may be, the date of such judgement and ending on the date upon which the obligation of such Obligor to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "UNPAID SUM") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 22) be selected by the Agent.

22.2   DEFAULT INTEREST
       An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is the sum from time to time of 2%, the rate applicable thereto pursuant to Clause 7.2 (RATE OF INTEREST) provided that if such Unpaid Sum is all or part of the Loan which became due and payable on a day other than the last day of the Interest Period relating thereto, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by 2% the rate which would have been applicable to it had it not so fallen due. For the avoidance of doubt, any interest due to be paid on an Unpaid Sum under this Clause shall be cash interest payable as stated in Clause 22.3 (PAYMENT OF DEFAULT INTEREST) and shall not be capitalised.

22.3   PAYMENT OF DEFAULT INTEREST
       Any interest which shall have accrued under Clause 22.2 (DEFAULT INTEREST) in respect of an Unpaid Sum shall be due and payable and shall be paid by the relevant Obligor at the end of the period by reference to which it is calculated or on such other date or dates as the Agent may specify by written notice to such Obligor.

22.4   BREAK COSTS
       If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of the Loan or Unpaid Sum otherwise than on the last day of the Interest Period relating thereto, the Borrower shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period thereof exceeds (b) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of that Interest Period in respect of a euro deposit equal to the amount so received or recovered placed by it with a leading bank in the London interbank market for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period.

22.5   BORROWER'S INDEMNITY
       The Borrower undertakes to indemnify:

       22.5.1 each Finance Party against any cost, claim, loss, expense (including, without limitation, legal fees) or liability together with any VAT thereon, which any of them may sustain or incur as a consequence of the occurrence of any Event of Default or any default by either Obligor, in the performance of any of its

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                 obligations expressed to be assumed by it in any of the
                 Facility Documents to which it is party;

       22.5.2 each Finance Party and their respective officers, employees, agents and delegates (together the "INDEMNIFIED PARTIES"), without prejudice to any of their other rights under this Agreement, against any loss, liability, action, claim, demand, cost, expense, fine or other outgoing whatsoever whether in contract, tort or otherwise and whether arising at common law, in equity or by statute which the Indemnified Party may sustain or incur as a consequence of, or relating to, or arising directly or indirectly out of (i) entering into the Facility Documents or any matter associated with or contemplated by the Facility Documents (whether or not those matters proceed) or
                 (ii) an Environmental Claim, in each case, made or asserted against such Indemnified Party; and

       22.5.3 each Bank against any loss it may suffer as a result of its funding or making arrangements to fund its portion of the Loan hereunder but not made or issued by reason of the operation of any one or more of the provisions hereof other than due to the gross negligence of or wilful default by the Bank in the performance of its obligations hereunder.

22.6 Any Unpaid Sum shall (for the purposes of this Clause 22 and Clause 14.1 (INCREASED COSTS)) be treated as forming part of the Loan and accordingly in this Clause 22 and Clause 14 (INCREASED COSTS) the term "Loan" includes any Unpaid Sum.

23.    CURRENCY OF ACCOUNT AND PAYMENT

23.1 The euro is the currency of account and payment for each and every sum at any time due from each Obligor hereunder PROVIDED THAT:

       23.1.1 each repayment of an Unpaid Sum or a part thereof shall be made in the currency in which such Unpaid Sum is denominated at the time of that repayment;

       23.1.2 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

       23.1.3    each payment pursuant to Clause 12.2 (TAX INDEMNITY), Clause
                 14.1 (INCREASED COSTS) or Clause 22.5 (BORROWER'S INDEMNITY) shall be made in the currency specified by the party claiming thereunder;

       23.1.4 each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated; and

       23.1.5 any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

23.2   CURRENCY INDEMNITY
       If any sum due from either Obligor under any of the Facility Documents or any order or judgement given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable hereunder or under such order or judgement into another currency (the "SECOND CURRENCY") for the purpose of (a) making

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       or filing a claim or proof against such Obligor, (b) obtaining an order or judgement in any court or other tribunal or (c) enforcing any order or judgement given or made in relation hereto, the Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof.

24.    PAYMENTS

24.1   PAYMENTS TO THE AGENT
       On each date on which this Agreement requires an amount to be paid by either of the Obligors or any of the Banks hereunder, such Obligor or, as the case may be, such Bank shall make the same available to the Agent where such amount is denominated in euros, by payment in euros and in immediately available, freely transferable, cleared funds to the Agent's account number 6001600037 in favour of J.P. Morgan AG with Landerzentral Bank, Frankfurt, attention R Kropp re PrimaCom Second Secured Facility Agreement (or such other account or bank as the Agent may have specified for this purpose).

24.2   ALTERNATIVE ARRANGEMENTS
       If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for either of the Obligors to make any payments hereunder in the manner specified in Clause 24.1 (PAYMENTS TO THE AGENT), then such Obligor may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder PROVIDED THAT, in the absence of any such agreement with any Bank, such Obligor shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement such Obligor and such Bank shall immediately notify the Agent thereof and shall thereafter promptly notify the Agent of all payments made direct to such Bank.

24.3   PAYMENTS BY THE AGENT
       Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Clause 24.1 (PAYMENTS TO THE AGENT) shall:

       24.3.1 in the case of a payment received for the account of the Borrower, be made available by the Agent to the Borrower by application:

                 (a) first, in or towards payment the same day of any amount then due from the Borrower hereunder to the person from whom the amount was so received; and

                 (b) secondly, in or towards payment the same day to the account of the Borrower with such Bank in Frankfurt as the Borrower shall have previously notified to the Agent for this purpose; and

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       24.3.2    in the case of any other payment, be made available by the
                 Agent to the person for whose account such payment was received (in the case of a Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in Frankfurt as such person shall have previously notified to the Agent.

24.4   NO SET-OFF
       All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

24.5   CLAWBACK
       Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

24.6   PARTIAL PAYMENTS
       If and whenever a payment is made by an Obligor hereunder and the Agent receives an amount less than the due amount of such payment the Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order, subject to any provisions in this Agreement to the contrary:

       24.6.1 FIRST, in or towards payment of any unpaid costs and expenses of the Agent due hereunder;

       24.6.2 SECONDLY, in or towards payment PRO RATA of any accrued commission or fee payable to any Bank due but unpaid;

       24.6.3 THIRDLY, in or towards payment PRO RATA of any accrued interest due but unpaid;

       24.6.4 FOURTHLY, in or towards payment PRO RATA of any principal due but unpaid; and

       24.6.5 FIFTHLY, in or towards payment PRO RATA of any other sum due but unpaid.

24.7   VARIATION OF PARTIAL PAYMENTS
       The order of partial payments set out in Clause 24.6 (PARTIAL PAYMENTS) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 24.6.2, 24.6.3,
       24.6.4 and 24.6.5 of Clause 24.6 (PARTIAL PAYMENTS) may be varied if agreed by all the Banks.

24.8   BUSINESS DAYS
       24.8.1 Any payment hereunder which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

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       24.8.2    During any extension of the due date for payment of any
                 principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

25.    SET-OFF

       Each Obligor authorises each Bank to apply, subject to Clause 26 (REDISTRIBUTION OF PAYMENTS), any credit balance to which such Obligor is entitled on any account held by such Obligor with that Bank in satisfaction of any sum due and payable from that Obligor to such Bank but unpaid; for this purpose, each Bank is authorised to purchase at prevailing rates of exchange with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this Clause 25. Any Bank which exercises such rights will promptly notify the relevant Obligor of such application.

26.    REDISTRIBUTION OF PAYMENTS

26.1   PAYMENTS TO BANKS
       If, at any time, any Bank (a "RECOVERING BANK") applies any receipt or recovery (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 24 (PAYMENTS), then such Recovering Bank shall:

       26.1.1    notify the Agent of such receipt or recovery;

       26.1.2 at the request of the Agent promptly pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 24.6 (PARTIAL PAYMENTS).

26.2   REDISTRIBUTION OF PAYMENTS
       The Agent shall treat the Sharing Payment as if such amount had been received by it from such Obligor and shall distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 24.6 (PARTIAL PAYMENTS).

26.3   RECOVERING BANK'S RIGHTS
       The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 26.2 (REDISTRIBUTION OF PAYMENTS) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

26.4   REPAYABLE RECOVERIES

       If any sum (a "relevant sum") received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

       26.4.1 each Bank which has received a share of such relevant sum by reason of the implementation of Clause 26.1 (PAYMENTS TO BANKS) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

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       26.4.2    such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

26.5   EXCEPTIONS
       This Clause 26 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

26.6   RECOVERIES THROUGH LEGAL PROCEEDINGS
       If any Bank intends to commence any action in any court it shall give prior notice to the Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

27.    FEES

27.1   WORK FEE
       The Borrower shall pay to the Agent for the account of each Arranger the work fees in the amount and at the time agreed in a Fee Letter.

27.2   AGENCY FEE
       The Borrower shall pay to the Agent the agency fee in the amount and at the times agreed in a Fee Letter.

28.    COSTS AND EXPENSES

28.1   TRANSACTION EXPENSES
       The Borrower shall, from time to time on demand of the Agent, reimburse each of the Agent and the Arrangers for all reasonable costs and expenses (including, without limitation, legal fees as agreed and notary's fees) together with any VAT thereon incurred by it in connection with the negotiation, syndication, preparation and execution of the Facility Documents (including, without limiting the generality of the foregoing, in connection with any amendments, supplements, waivers and consents requested by any party thereto) and the completion of the transactions therein contemplated. Any claims by the Agent or the Arrangers made upon the Borrower pursuant to this Clause 28.1 shall be accompanied by appropriate invoices.

28.2   PRESERVATION AND ENFORCEMENT OF RIGHTS
       The Borrower shall, from time to time on demand of the Agent, reimburse the Finance Parties for all costs and expenses (including, without limitation, legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Facility Documents including, without limitation any such costs and expenses incurred as a result of the implementation or operation of Clause 42 (GROUP STRUCTURE CHANGES AND PERMISSIONS).

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28.3   STAMP TAXES AND NOTARISATION
       28.3.1 The Borrower shall pay all stamp, registration and other taxes to which the Facility Documents or any judgement given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

       28.3.2 In relation to the notarisation of the Facility Documents on or around the Closing Date, the Borrower shall be entitled to use a notary in Basel, Switzerland to perform that notarisation to the extent the same is cost effective to do so. In relation to any required notarisation of a Facility Document (or assignment or transfer of the same) following the Closing Date, a notary in Basel, Switzerland may also perform that notarisation if the Finance Parties (in their absolute discretion) confirm that they are not, and shall not be, adversely affected by that notarisation provided that the Finance Parties shall be deemed to have consented to that notarisation if there has been no change of law or regulation since the Closing Date which may affect the same.

28.4   BANKS' LIABILITIES FOR COSTS
       If the Borrower fails to perform any of its obligations under this Clause 28, each Bank shall, in its Proportion, indemnify each of the Agent and the Arrangers against any loss incurred by any of them as a result of such failure and the Borrower shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 28.4.

29.    GUARANTEE

29.1   GUARANTEE AND INDEMNITY
       Subject to the terms of the Intercreditor Agreement, the Guarantor hereby irrevocably and unconditionally:

       29.1.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of the Borrower contained in the Facility Documents and agrees to pay to the Agent from time to time upon first written demand any and every sum or sums of money which the Borrower shall at any time be liable to pay to each Finance Party under or pursuant to the Facility Documents and which has become due and payable but the Agent confirms have not been paid at the time such demand is made; and

       29.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand by the Agent from and against any loss incurred by each Finance Party as a result of any of the obligations of the Borrower under or pursuant to the Facility Documents being or becoming void, voidable, unenforceable or ineffective as against the Borrower for any reason whatsoever, whether or not known to the Finance Parties or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Borrower.

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30.    PRESERVATION OF RIGHTS

30.1   ADDITIONAL SECURITY
       The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Finance Parties or any of them may at any time hold in respect of any of the Borrower's obligations under the Facility Documents.

30.2   CONTINUING OBLIGATIONS
       The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Borrower under the Facility Documents and shall continue in full force and effect until final payment in full of all amounts owing by the Borrower thereunder and total satisfaction of all the Borrower's actual and contingent obligations thereunder.

30.3   OBLIGATIONS NOT DISCHARGED
       Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Finance Parties or any of them by the Facility Documents or by law shall be discharged, impaired or otherwise affected by:

       30.3.1 the winding-up, dissolution, administration or re-organisation of the B rrower or any other person or any change in its status, function, control or ownership;

       30.3.2 any of the obligations of the Borrower under the Facility Documents or under any other security taken in respect of any of its obligations thereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

       30.3.3 time or other indulgence being granted or agreed to be granted to the Borrower in respect of its obligations under any Facility Document;

       30.3.4 any amendment to, or any variation, waiver or release of, any obligation of the Borrower or any other person under any Facility Document;

       30.3.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any of the Borrower's obligations under any Facility Document;

       30.3.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any encumbrance taken in respect of any of the Borrower's obligations under any Facility Document; or

       30.3.7 any other act, event or omission which, but for this Clause 30.3, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any of the rights, powers or remedies conferred upon the Finance Parties or any of them by the Facility Documents or any of them or by law.

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30.4   SETTLEMENT CONDITIONAL
       Any settlement or discharge between either Obligor and the Finance Parties or any of them shall be conditional upon no security or payment to the Finance Parties or any of them by any such Obligor or any other person on behalf of any such Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Finance Parties shall each be entitled to recover the value or amount of such security or payment from any such Obligor subsequently as if such settlement or discharge had not occurred.

30.5   EXERCISE OF RIGHTS
       No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of the Guarantor or any of them by any of the Facility Documents or by law:

       30.5.1    to make any demand of the Borrower;

       30.5.2 to take any action or obtain judgement in any court against the Borrower;

       30.5.3 to make or file any claim or proof in a winding-up or dissolution of the Borrower; or

       30.5.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of the Borrower under any Facility Document.

30.6   DEFERRAL OF GUARANTOR'S RIGHTS
       The Guarantor agrees that, so long as any amounts are or may be owed by the Borrower under any Facility Document or the Borrower is under any actual or contingent obligations under any Facility Document it shall not exercise any rights which it may at any time have by reason of the performance by it of its obligations under the Facility Documents:

       30.6.1    to be indemnified by the Borrower; and/or

       30.6.2 to claim any contribution from any other guarantor of the Borrower's obligations thereunder; and/or

       30.6.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Facility Documents or any of them or of any other security taken pursuant to, or in connection with the Facility Documents or any of them by all or any of the Finance Parties.

30.7   SUSPENSE ACCOUNTS
       All moneys received, recovered or realised by a Finance Party by virtue of Clause 29.1 (GUARANTEE AND INDEMNITY) may, in that Finance Party's discretion, be credited to an interest bearing suspense or impersonal account and may be held in such account for so long as such Finance Party thinks fit pending the application from time to time (as such Finance Party may think fit) of such moneys in or towards the payment and discharge of any amounts owing by the Guarantor to such Bank hereunder until the amount held in

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       such account would be sufficient to discharge all amounts due and payable under the Facility Documents.

31.    THE AGENT, THE ARRANGERS AND THE BANKS

31.1   APPOINTMENT OF THE AGENT
       The Arrangers and each of the Banks hereby appoint the Agent to act as its agent in connection with the Facility Documents and hereby acknowledges that the Security Trustee will act for it and on its behalf in connection with the Security Documents in accordance with the terms of the Security Trust Agreement and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

       The Agent and the Security Trustee shall be released from the restrictions set out in Section 181 of the German Civil Code. The Agent and the Security Trustee may grant such substitute powers of attorney and release any sub-agent from such restriction and revoke that substitute power of attorney.

31.2   AGENT'S DISCRETIONS
       The Agent may:

       31.2.1    assume that:

                 (a) any representation made by any Obligor in connection with any of the Facility Documents is true;

                 (b) no Event of Default or Potential Event of Default has occurred;

                 (c) no Obligor is in breach of or default under its obligations under any of the Facility Documents or Relevant Contracts; and

                 (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised,

                 unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto;

       31.2.2 assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

       31.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

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       31.2.4    rely as to any matters of fact which might reasonably be
                 expected to be within the knowledge of either of the Obligors upon a certificate signed by or on behalf of such Obligor;

       31.2.5 rely upon any communication or document believed by it to be genuine;

       31.2.6 refrain from exercising any right, power or discretion vested in it as agent under any of the Facility Documents unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

       31.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with any of the Facility Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including, without limitation, legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

31.3   AGENT'S OBLIGATIONS
       The Agent shall:

       31.3.1 promptly inform each Bank and the Security Trustee of the contents of any notice or document received by it in its capacity as Agent from any member of the Group under any of the Facility Documents;

       31.3.2 promptly notify each Bank and the Security Trustee of the occurrence of any Event of Default or any default by either of the Obligors in the due performance of or compliance with its obligations under any of the Facility Documents of which the Agent has notice from any other party hereto;

       31.3.3 save as otherwise provided herein, act as agent under the Facility Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers and all of the Banks; and

       31.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under the Facility Documents.

       The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

31.4   EXCLUDED OBLIGATIONS
       Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor the Arrangers shall:

       31.4.1    be bound to enquire as to:

                 (a) whether or not any representation made by either of the Obligors in connection with any of the Facility Documents is true;

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                 (b)  the occurrence or otherwise of any Event of Default or
                      Potential Event of Default;

                 (c) the performance by either Obligor its obligations under any of the Facility Documents; or

                 (d) any breach of or default by either Obligor of its obligations under any of the Facility Documents;

       31.4.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

       31.4.3 be bound to disclose to any other person any information relating to any member of the Group if (i) (save where such information relates to an Event of Default or Potential Event of Default) such person, on providing such information, expressly stated to the Agent or as the case may be, the Arrangers, that such information was confidential, or (ii) such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

       31.4.4 be under any obligations other than those for which express provision is made in the Facility Documents to which it is party; or

       31.4.5 be or be deemed to be a fiduciary to any other party, to any Facility Document.

31.5   INDEMNIFICATION
       Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent and each of the Arrangers against any and all costs, claims, losses, expenses (including, without limitation, legal fees) and liabilities (save to the extent that such costs, claims, losses, expenses or liabilities are recovered to the satisfaction of the Agent from the Borrower) together with any VAT thereon which any of them may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in their respective capacities as agent, or joint arrangers under any of the Facility Documents.

31.6   EXCLUSION OF LIABILITIES
       Neither the Agent nor the Arrangers nor any of them accepts any responsibility for the accuracy and/or completeness of any information supplied by the Agent or the Arrangers or any member of the Group in connection with the Facility Documents or the Relevant Contracts or for the legality, validity, effectiveness, adequacy or enforceability of any of the Facility Documents or the Relevant Contracts and neither the Agent nor the Arrangers nor any of them shall be under any liability as a result of taking or omitting to take any action in relation to any of the Facility Documents, save in the case of gross negligence or wilful misconduct.

31.7   NO ACTIONS
       Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or any of the Arrangers any claim it might have against any of them in respect of the matters referred to in Clause 31.6 (EXCLUSION OF LIABILITIES).

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31.8   BUSINESS WITH THE FINANCIAL GROUP
       The Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Financial Group.

31.9   REMOVAL OR RESIGNATION OF AGENT
       An Instructing Group may remove the Agent from its appointment hereunder as agent at any time by giving not less than thirty days prior written notice to that effect to each of the other parties hereto, or the Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto PROVIDED THAT no such removal or resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 31.

31.10  SUCCESSOR AGENT
       If an Instructing Group removes the Agent as agent or the Agent gives notice of its resignation in either case pursuant to Clause 31.9 (REMOVAL OR RESIGNATION OF AGENT), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by an Instructing Group with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

31.11  RIGHTS AND OBLIGATIONS
       If a successor to the Agent is appointed under the provisions of Clause
       31.10 (SUCCESSOR AGENT), then (a) the retiring Agent shall be discharged from any further obligation under the Facility Documents but shall remain entitled to the benefit of the provisions of this Clause 31 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party to the Facility Documents.

31.12  OWN RESPONSIBILITY
       It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Financial Group and each proposed Acquisition and, accordingly, each Bank warrants to the Agent and the Arrangers that it has not relied on and will not hereafter rely on the Agent and the Arrangers nor any of them:

       31.12.1 to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any member of the Financial Group in connection with the Facility Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Agent and the Arrangers or any of them) or in connection with any proposed Acquisition; or

       31.12.2 to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Financial Group.

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31.13  AGENCY DIVISION SEPARATE
       In acting as Agent for the Arrangers and the Banks, the agency division of the Agent shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 31, in the event that the Agent should act for any member of the Financial Group in any capacity in relation to any other matter, any information given by any member of the Financial Group to the Agent in such other capacity may be treated as confidential by the Agent.

31.14  DELEGATION
       The Agent may delegate to any subsidiary of J.P. Morgan Chase or its successor from time to time all or any of the rights, powers, authorities and discretions vested in it hereunder and the performance of its duties in accordance with, and such delegation may be made upon such terms and subject to, such conditions (including the power to sub-delegate) and subject to such regulations as the Agent may think fit and any reference in Clause 22.5 (BORROWER'S INDEMNITY), 26 (REDISTRIBUTION OF PAYMENTS), 27 (FEES), 28 (COSTS AND EXPENSES) or 29 (GUARANTEE) to the Agent shall be deemed also to refer to any such subsidiary or its successor.

32.    BENEFIT OF AGREEMENT

       This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and permitted assigns.

33.    ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS

       No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Facility Documents.

34.    ASSIGNMENTS AND TRANSFERS BY BANKS

34.1   ASSIGNMENTS AND TRANSFERS BY BANKS
       Any Bank may, at any time, assign all or any of its rights and benefits under the Facility Documents or transfer in accordance with Clause 34.3 (TRANSFERS BY BANKS) all or any of its rights, benefits and obligations under the Facility Documents, PROVIDED THAT any such assignment or transfer shall be in a minimum amount of EURO 3,000,000 or, if less, the whole amount of such Bank's Commitment.

34.2   ASSIGNMENTS BY BANKS
       If any Bank assigns all or any of its rights and benefits under the Facility Documents in accordance with Clause 34.1 (ASSIGNMENTS AND TRANSFERS BY BANKS), then, unless and until the assignee has agreed with each other Finance Party that it shall be under the same obligations towards each of them as it would have been under if it had been an original party thereto as a Bank, the Finance Parties shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party thereto.

34.3   TRANSFERS BY BANKS
       If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Facility Documents as contemplated in Clause 34.1 (ASSIGNMENTS AND TRANSFERS BY BANKS), then such transfer may be effected by the delivery to the Agent of a duly

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       completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

       34.3.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights under the Facility Documents to the Transferee they shall be so assigned;

       34.3.2 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its obligations under or in respect of the Facility Documents, each Obligor and such Bank shall be released from further obligations to each other under or in respect of the Facility Documents (such obligations being referred to in this Clause 34 as "discharged obligations");

       34.3.3 each of the Obligors, and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Obligors and such Transferee have assumed and/or acquired the same in place of the Obligors, and such Bank; and

       34.3.4 such Transferee and the other Finance Parties shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to any of the Facility Documents as a Bank or as a beneficiary thereof with the rights assigned to it and/or obligations assumed by it as a result of such assignment and transfer including, by the execution of such Transfer Certificate, the Security Trust Agreement and the Second Security Documents.

34.4   TRANSFER FEES
       On the date upon which a transfer takes effect pursuant to Clause 34.3 (TRANSFERS BY BANKS), the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of EURO 1500.

34.5   CONDITIONS
       The rights conferred on the Banks by this Clause 34 shall be subject to the following provisos:

       34.5.1 any assignee or Transferee shall be a bank or other financial institution;

       34.5.2    any assignee or Transferee shall have executed and delivered
                 (i) an Accession Deed (as defined in and pursuant to the Co-ordination Agreement), (ii) an Accession Agreement (as defined in and pursuant to the Intercreditor Agreement) and
                 (iii) a Transfer Certificate (as defined in and pursuant to the Share Option Agreement);

       34.5.3 no Obligor shall be obliged by reason of any such assignment or transfer to make any payment hereunder otherwise than in accordance with Clause 24.1 (PAYMENTS TO THE AGENT); and

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       34.5.4    an assignee or Transferee shall not be entitled to receive any payment under Clause 12 (TAXES) or Clause 14.1 (INCREASED COSTS) save to the extent that, at the time of such assignment or transfer, an amount would have been payable hereunder to the relevant assignor or Transferor in respect of that part of its rights and benefits assigned or transferred.

35.    DISCLOSURE OF INFORMATION

       Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about members of the Financial Group as such Bank shall consider appropriate subject to, where such information is confidential or of a proprietary nature, obtaining confirmation, by obtaining an appropriate written confidentiality undertaking from such person, that such person will hold, subject to the provisions hereof, such information on a confidential basis.

36.    SUB-PARTICIPATION

       Each Bank may enter into sub-participation arrangements in relation to all or any part of its rights and obligations under the Facility Documents or any of them with any person (a "SUB-PARTICIPANT") without the consent of any party PROVIDED THAT following the entering into of such sub-participation arrangements such Bank continues to exercise its rights and obligations under the Facility Documents without reference to the Sub-Participant save in the case of:

       36.1.1 any proposed waiver of an Event of Default arising as a result of the late payment of any sum under this Agreement;

       36.1.2 any proposed extension of the due date for payment of any sum under this Agreement;

       36.1.3    any proposed reduction in the commitment fee; and

       36.1.4 any proposed release of any encumbrance created pursuant to any Security Document.

37.    CALCULATIONS AND EVIDENCE OF DEBT

37.1   BASIS OF ACCRUAL
       Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

37.2   EVIDENCE OF DEBT
       Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

37.3   CONTROL ACCOUNTS
       The Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of the Loan made or arising hereunder and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from each of the Obligors to any of the Banks hereunder and each Bank's share therein

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       and (c) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

37.4   PRIMA FACIE EVIDENCE
       In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 37.2 (EVIDENCE OF DEBT) and Clause 37.3 (CONTROL ACCOUNTS) shall be PRIMA FACIE evidence of the existence and amounts of the obligations of the Obligors therein recorded.

37.5   CERTIFICATE OF BANKS
       A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 12.1 (TAX GROSS-UP), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 12.2 (TAX INDEMNITY), Clause 14.1 (INCREASED COSTS) or Clause 22.5 (BORROWER'S INDEMNITY) or
       (c) the amount of any credit, relief, remission or repayment as is mentioned in Clause 13.3 (TAX CREDIT PAYMENT) or Clause 13.4 (TAX CREDIT CLAWBACK) shall be PRIMA FACIE evidence for the purposes of this Agreement.

37.6   AGENT'S CERTIFICATES
       A certificate of the Agent as to the amount at any time due from an Obligor hereunder or the amount which, but for any of the obligations of such Obligor hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Obligor hereunder shall, in the absence of manifest error, be PRIMA FACIE evidence for the purposes of Clause 29 (GUARANTEE).

38.    REMEDIES AND WAIVERS

       No failure to exercise, nor any delay in exercising, on the part of the Finance Parties or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

39.    PARTIAL INVALIDITY

       If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, (i) neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby and (ii) the relevant provision shall be deemed replaced with a new provision which reflects as closely as possible the purpose of the parties and which is legal, valid and enforceable under the law of the relevant jurisdiction.

40.    NOTICES

40.1   COMMUNICATIONS IN WRITING
       Each communication to be made hereunder shall, unless otherwise stated, be made in writing by telefax, letter or electronic mail.

40.2   DELIVERY
       Any communication or document be made or to the extent practicable delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified to the Agent prior to the date of this Agreement (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or, in relation to the Obligors as notified in writing to the Agent and shall be deemed to have been made or delivered when despatched (in the case of any communication made by telefax or electronic mail with appropriate acknowledgement of message transfer received by the sender) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address PROVIDED THAT any communication or document to be made or delivered to the Agent shall be effective only when received by the Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

40.3   ENGLISH LANGUAGE
       Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

40.4   ADDRESSES
       Any communication or document to be made or delivered pursuant to this Agreement shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Agent, specified another address or fax number) be made or delivered to the address or fax number:

       40.4.1    in the case of each Obligor, of the Borrower;

       40.4.2    in the case of the Agent, identified with its name below; and

       40.4.3 in the case of each Bank, notified in writing to the Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee),

       PROVIDED THAT not more than one address may be specified by each party pursuant to this Clause 43.4 at any time.

41.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

42.    GROUP STRUCTURE CHANGES AND PERMISSIONS

42.1   ADDITIONAL SECURITY
       Without prejudice to the requirements of any other provision of any Facility Document but subject always to the requirements and application of any applicable law (and subject to Clause 20.5 (PERMITTED ACQUISITIONS):

       42.1.1 if PMG acquires (whether pursuant to a Permitted Acquisition or an intra-Group transfer) any shares or a partnership interest in any person or any assets then it shall (and the Borrower shall procure that it shall to the extent permitted by applicable law) execute an appropriate Second Share Pledge (on substantially the same terms as the appropriate existing Second Share Pledge) and provide the Agent with such documents and evidence (including legal opinions) as it may require that such Second Share Pledge has been duly executed and delivered by PMG and is legal, valid, binding and enforceable in accordance with its terms; and

       42.1.2 the Borrower shall ensure that all Relevant Contracts and Necessary Authorisations are, as the case may be, obtained by the new Group member or remain in full force and effect in respect of all relevant assets (save, in relation to the Relevant Contracts, to any extent which is not likely to have a Material Adverse Effect) and the relevant transferee, successor or assignee of any shares, partnership interest or asset shall provide such evidence regarding such matters to the Agent as the Agent may reasonably require.

42.2   FURTHER ASSURANCE
       Each Obligor shall from time to time, at the request of the Security Trustee, do any act or execute in favour of the Security Trustee or as the Security Trustee may direct such further or other documents as the Security Trustee shall stipulate, in such form as the Security Trustee may require, for the perfection of the security contemplated by this Clause 43.

43.    AMENDMENTS, CONSENTS

       Subject to the proviso below, the Agent (acting on the instructions of an Instructing Group) may grant waivers or consents or, subject to the agreement of the Borrower, amend or vary the terms of this Agreement. Any such waiver, consent, variation or amendment shall be made in writing and shall be binding on all the parties hereto and the Agent shall be under no liability whatsoever in respect of any such waiver, consent, variation or amendment PROVIDED THAT:

       43.1.1 except with the prior written consent of all the Banks, no waiver may be granted in respect of and the Agent may not vary or amend the terms of this Agreement so as to:

                 (a) alter the date on which any repayment is to be made hereunder; or

                 (b) alter the amount or currency of the Loan or any Bank's Commitment or any payment;

                 (c)  alter the rate of interest or its method of calculation;

                 (d)  alter this Clause 43 or Clause 11.4 (ORDER OF PAYMENT);

                 (e)  alter the definition of "Instructing Group";

                 (f) alter any provision of this Agreement referring to a requirement for the agreement or consent of all the Banks;

                 (g)  alter the form of guarantee given by the Guarantor;

                 (h) release any Second Security Document other than pursuant to the Co-ordination Agreement or as a result of an action which is permitted under this Agreement; or

                 (i) waive the delivery, in satisfactory form and substance, of any of the documents listed in Schedule 3 (CONDITION PRECEDENT DOCUMENTS) hereto prior to the first Notice of Drawdown;

       43.1.2 any waiver, consent, variation or amendment which directly affects the rights and/or obligations of the Agent, the Arrangers or the Security Trustee (or any of them) shall require its agreement also.

       Any waiver, consent or variation authorised and effected by the Agent pursuant to sub-clause 43.1.1 shall be binding on each Obligor and each Finance Party upon written notification thereof to such persons and the Agent shall be under no liability whatsoever in respect of any such waiver, consent or variation.

44.    LAW

44.1   GOVERNING LAW
       This Agreement shall be governed by, and shall be construed in accordance with, English law.

45.    JURISDICTION

45.1   ENGLISH COURTS
       The courts of England have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute (a "DISPUTE"), which may arise out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

45.2   CONVENIENT FORUM
       The parties agree that the courts of England are the most convenient and appropriate courts to settle Disputes between them and accordingly they will not agree to the contrary.

45.3   NON-EXCLUSIVE JURISDICTION
       The submission to the jurisdiction of the courts referred to in Clause
       45.1 (ENGLISH COURTS) is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 45.1 (ENGLISH COURTS) it does not prevent the Finance Parties or any of them from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

45.4   SERVICE OF PROCESS
       Each of the Obligors agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it on Baker & McKenzie, 100 New Bridge Street, London EC4V 6JA marked for the attention of "Partner in charge of litigation", or if different, its registered office. If the appointment of the person mentioned in this Clause 45.4 ceases to be effective, the Borrower or, as the case may be, the relevant Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so and such failure continues for a period of not less than fourteen days, the Agent shall be entitled to appoint such a person by notice to the Borrower or, as the case may be, the relevant Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 45.4 applies to Proceedings in England and to Proceedings elsewhere.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

                                    THE BANKS

BANK                                                   COMMITMENT (EURO)

JP Morgan Chase Bank                                    150,000,000

Barclays Bank plc                                        56,250,000

Dresdner Bank AG London Branch.                          56,250,000

Lehman Commercial Paper Inc                              56,250,000

The Toronto-Dominion Bank                                56,250,000


TOTAL                                              EURO 375,000,000

                                   SCHEDULE 2

                          FORM OF TRANSFER CERTIFICATE

To:    J.P. Morgan Europe Limited

                              TRANSFER CERTIFICATE

       [REQUIRES NOTARISATION BEFORE A GERMAN NOTARY OR A NOTARY IN BASEL, SWITZERLAND IF TRANSFER IS CONNECTED WITH TRANSFER OF RIGHTS UNDER THE
                             SHARE OPTION AGREEMENT]

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated 25 March 2002 whereby a EURO 375,000,000 term loan was made available to the Borrower (as defined therein) by a group of banks on whose behalf J.P. Morgan Europe Limited acted as agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms "BANK" and "TRANSFEREE" are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "BANK'S COMMITMENT" accurately summarises its participation in, and Interest Period and Interest Payment Date of the Loan, and (ii) requests the Transferee to accept and procure the assignment and transfer to the Transferee of the portion specified in the schedule hereto to be the portion transferred of its Commitment, its participation in the Loan by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Agent (on behalf of itself and all other parties to the Agreement) to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause
       34.3 (TRANSFERS BY BANKS) of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee warrants that it has received a copy of each of the Facility Documents together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

5. The Transferee hereby undertakes and agrees with the Bank and each of the other parties to the Facility Documents that it will perform in accordance with their terms all those obligations which by the terms of the Facility Documents will be assumed by it and that it will be bound by the terms of the Facility Documents as if it were an original party thereto after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Transferee confirms that it has received a copy of each of the Second Security Documents governed by German law in the form of pledges, is aware of their contents and hereby expressly consents to the declarations of the Security Trustee made on behalf of the Transferee as future pledgee under such Second Security Documents.

7. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Documents and assumes no responsibility for the financial condition of any member of the Group or for the performance and observance by either Obligor of any of its obligations under the Facility Documents and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8. The Bank hereby gives notice that nothing in the Facility Documents shall oblige the Bank to (i) accept a re-transfer or re-assignment from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Documents transferred or assigned pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by either of the Obligors of its obligations under any of the Facility Documents. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

9. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

10.    Bank:

11.    Transferee:

12.    Transfer Date:

13.    Commitment:

                 Bank's Commitment                  Portion Transferred

14.    Loan:

                 Amount of                 Interest Period and
                 Bank's Participation      Interest Payment Date               Portion Transferred


[Transferor Bank]                          [Transferee Bank]

By:                                        By:

Date:                                      Date:

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments:

Telex:

Telephone:

                                   SCHEDULE 3

                          CONDITION PRECEDENT DOCUMENTS

1. A certified copy of the constitutional documents (extract from Commercial Register and Articles of Association) of each Obligor together with certification by a duly authorised officer that such documents at the Closing Date remain up to date and have not been changed and including any shareholder resolutions previously passed but not registered.

2. A copy, certified at the date hereof a true copy by a duly authorised officer or managing director of each Obligor, of the shareholder resolution and/or an excerpt from the resolution of the Supervisory Board (as the case may be) approving the execution, delivery and performance of each of the Facility Documents (other than the Contingent Value Right Agreement which has previously been entered into) to which it is party, and the terms and conditions thereof.

3. A duly executed original of each of the Facility Documents (other than the Contingent Value Right Agreement which has previously been entered into), together with any agreements, documents or notices required to be delivered pursuant thereto.

4.     (a)      A legal opinion of Linklaters Oppenhoff and Radler, German counsel to the Agent.

       (b) A legal opinion of Baker & McKenzie Frankfurt, German counsel to the Obligors.

5.     A legal opinion of Linklaters, English counsel to the Agent.

6. A legal opinion of De Brauw Blackstone Westbroek N.V., Dutch counsel to the Agent.

7.     A legal opinion of Linklaters New York, United States counsel to the
       Agent.

8.     Duly executed originals of each of the fee letters referred to in Clauses
       27.1 (WORK FEE) and 27.2 (AGENCY FEE) of this Agreement and evidence that the fees specified therein and any other costs and expenses (including legal fees) then due from the Borrower, pursuant to this Agreement, although earned on the date of this Agreement shall be paid within 5 Business Days of that date.

9. A certified copy of the Original Financial Statements and the latest audited financial statements of PMG.

10. Certificates from the Chief Financial Officer of the Borrower dated the date hereof and the date upon which the Second Security Documents are executed that to the best of his knowledge such member of the Group is not insolvent on a balance sheet test (UBERSCHULDET) and is not unable to meet its debts as they fall due (ZAHLUNGSUNFAHIG).

11. Group structure charts certified by the Borrower in relation to the Financial Group as at the Closing Date.

12. Evidence that the process agent referred to in Clause 45.4 (SERVICE OF PROCESS) has accepted its appointment.

13. A copy of the inter-company loan facility between the Borrower and PMG relating to the on-lending of the Loan by the Borrower to PMG.

14. A duly executed certified copy of the amendment agreement showing agreed amendments to the Senior Facility.

15.    A report from Deloitte & Touche, as reporting accountants.

16. A certified copy of the resolutions evidencing the Management Board's and the Supervisory Board's approval of the financing structure in the context of the key financial elements of the ten year business plan.

17. Copies of the Supervisory Board's resolution evidencing unanimous approval of the financial restructuring.

18.    Details of key management incentive and retention contracts.

                                   SCHEDULE 4

                     NOTICE OF DRAWDOWN AND SELECTION NOTICE

                                     PART A

                               NOTICE OF DRAWDOWN



From:  PrimaCom AG

To:    J.P. Morgan  Europe Limited

Dated: [                 ]

Dear Sirs

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "FACILITY AGREEMENT") dated 25 March 2002 and made between, inter alia, PrimaCom AG as borrower, PrimaCom Management GmbH as guarantor, J.P. Morgan Europe Limited as agent and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish the Loan to be made to us under the Facility as follows:

       (a)       Amount: EURO 375,000,000

       (b)       Drawdown Date/Issue Date: 26 March 2002

       (c)       Interest Period: 3 months

       (d) Purpose: To be on-lent to PMG and applied by PMG in repayment and permanent cancellation by PMG of an equivalent amount under the Senior Facility.

3.     The proceeds of this drawdown should be credited to:

       Pay to    -     J.P. Morgan AG, Frankfurt - SWIFT CHASDEFX

       Favour    -     J.P. Morgan Europe Limited, London - SWIFT CHASGB22

       Account number - 6001600037

       Attn - Gez Jordan/Agency


                                Yours faithfully

                    --------------------------------------------
                                 BY PRIMACOM AG

                                     PART B

                                SELECTION NOTICE

From:  PrimaCom AG

To:    J.P. Morgan  Europe Limited

Dated: [                 ]

Dear Sirs

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "FACILITY AGREEMENT") dated 25 March 2002 and made between, inter alia, PrimaCom AG as borrower, PrimaCom Management GmbH as guarantor, J.P. Morgan Europe Limited as agent and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this Selection Notice.

2.     We refer to the Loan with an Interest Period ending on [    ].

3.     We request that the next Interest Period for the Loan is [    ].

4.     This Selection Notice is irrevocable.


                                Yours faithfully

                    --------------------------------------------
                                 BY PRIMACOM AG

                                   SCHEDULE 5

                         FORM OF COMPLIANCE CERTIFICATE

To:    J.P. Morgan Europe Limited

RE: FACILITY AGREEMENT (THE "FACILITY AGREEMENT") DATED 25 MARCH 2002 BETWEEN, INTER ALIA, (1) PRIMACOM AG AS BORROWER, (2) PRIMACOM MANAGEMENT GmbH AS GUARANTOR, (3) J.P. MORGAN EUROPE LIMITED AS SECURITY TRUSTEE AND AGENT AND (4) THE FINANCIAL INSTITUTIONS DEFINED THEREIN AS BANKS.

                  ----------------------------------------------

1. Terms defined in the Facility Agreement have the same meaning when used in this certificate.

2.     [I/We], managing director(s) of PrimaCom AG, hereby certify that in
       respect of the Quarterly Period ending on [    ]:

       (a)       As at the end of such Quarterly Period Total Debt was
                 EURO[    ].

                 As at the end of such Quarterly Period Annualised EBITDA was
                 EURO[    ].

                 As at the end of such Quarterly Period the ratio of Total Debt
                 to Annualised EBITDA was [     ].

                 Required Covenant:

                 Compliance:       Yes/No

       (b)       As at the end of such Quarterly Period Net Senior Debt
                 was EURO[     ].

                 As at the end of such Quarterly Period Annualised EBITDA was
                 EURO[     ].

                 As at the end of such Quarterly Period the ratio of Net Senior
                 Debt to Annualised EBITDA was [    ].

                 Required Covenant:

                 Compliance:       Yes/No

       (c)       Consolidated EBITDA for such Quarterly Period was EURO[    ].

                 Total Cash Interest Expense for such Quarterly Period was
                 [EURO].

                 As at the end of such Quarterly Period the ratio of
                 Consolidated EBITDA to Total Cash Interest Expense was [    ].

                 Required Covenant:

                 Compliance:       Yes/No

       (d)       As at the end of such Quarterly Period Annualised EBITDA
                 was EURO[    ].

                 As at the end of such Quarterly Period Pro Forma Debt Service
                 was EURO[    ].

                 As at the end of such Quarterly Period the ratio of Annualised
                 EBITDA to Pro Forma Debt Service was [     ].

                 Required Covenant:

                 Compliance:        Yes/No

       (e)       As at the end of such Quarterly Period Annualised EBITDA
                 was EURO[     ].

                 As at the end of such Quarterly Period Pro Forma Cash Interest
                 Expense was EURO[     ].

                 As at the end of such Quarterly Period the ratio of Annualised
                 EBITDA to Pro Forma Cash Interest Expense was [     ].

                 Required Covenant:

                 Compliance:       Yes/No

       (f)       As at the end of such Quarterly Period Capital Expenditure
                 was EURO[     ].

                 Required Covenant:

                 Compliance:       Yes/No

Detailed calculations of Total Debt, Net Senior Debt, Annualised EBITDA, Consolidated EBITDA, Total Cash Interest Expense, Pro Forma Debt Service, Pro Forma Cash Interest Expense and Capital Expenditure are attached.

[I/We] confirm that having made due enquiry that no Event of Default or Potential Event of Default has occurred, the Borrower was in compliance with the covenants contained in sub-clauses 19.1, 19.2, 19.3, 19.4, 19.5, 19.6 and 19.7
of Clause 19 (FINANCIAL CONDITION) of the Facility Agreement as at [     ].

                                Yours faithfully,

                              ---------------------
                              Managing Director of
                                   PRIMACOM AG

                                   SCHEDULE 6

                        QUARTERLY SUBSCRIBER CERTIFICATE

REGION                                       Homes Passed               Subscribers      Penetration
Leipzig

Berlin

Osnabruck/Aachen

Wiesbaden/Mainz

Other

Internet Subscribers

Digital Subscribers

-------------------------------------------------------------------------------------------------------------
TOTAL EXISTING GROUP                         0                          0                0.00%

-------------------------------------------------------------------------------------------------------------
Acquisitions During Period

-------------------------------------------------------------------------------------------------------------
TOTAL GROUP                                  0                          0                0.00%

-------------------------------------------------------------------------------------------------------------

THE BORROWER

PRIMACOM AG

By:

THE GUARANTOR

PRIMACOM MANAGEMENT GmbH

By:


THE ARRANGERS

J.P. MORGAN PLC

By:


BARCLAYS CAPITAL

By:


DRESDNER BANK AG, LONDON BRANCH

By:


LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By:


TD BANK EUROPE LIMITED

By:

THE BANKS

J.P. MORGAN CHASE BANK

By:


BARCLAYS BANK PLC

By:


DRESDNER BANK AG LONDON BRANCH

By:


LEHMAN COMMERCIAL PAPER INC.

By:


THE TORONTO DOMINION BANK

By:


THE AGENT

J.P. MORGAN EUROPE LIMITED

Address:    125 London Wall
            London EC2Y 5AJ

Fax No:     020 7777 2360

Attention:  Steve Clarke

By:

THE SECURITY TRUSTEE

J.P. MORGAN EUROPE LIMITED

Address:    125 London Wall
            London EC2Y 5AJ

Fax No:     020 7777 2360

Attention:  Steve Clarke

By: